Exhibit 10.11

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT WITH THREE ASTERISKS [***]. AN UNREDACTED VERSION OF THIS EXHIBIT HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

EXCLUSIVE LICENSE

and

SUPPLY AGREEMENT

by and between

REATA PHARMACEUTICALS, INC.

and

KYOWA HAKKO KIRIN CO. LTD.

Execution Version

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1

1.1	Definitions	1
1.2	Additional Definitions	12
1.3	Financial Terms	13

ARTICLE II LICENSES		14

2.1	Licenses Regarding Licensed Compounds and Licensed Products	14
2.2	License Regarding RTA 402 Class	15
2.3	Reata Trademarks	15
2.4	Kyowa Kirin Trademarks	16
2.5	Product Trademarks	16
2.6	Reservation of Rights	17

ARTICLE III JOINT STEERING COMMITTEE		17

3.1	Establishment and Membership	17
3.2	Purpose of JSC	17
3.3	Membership and Procedures	17
3.4	Decision-Making	19
3.5	Expenses	20
3.6	Relationship of Parties	20

ARTICLE IV CLINICAL DEVELOPMENT		20

4.1	Kyowa Kirin Clinical Development Activities	20
4.2	Clinical Development Data	21
4.3	No Debarred Personnel	22
4.4	Use of Animals	22
4.5	Development Outside the Territory	22
4.6	Development of the Licensed Compound	22

ARTICLE V REGULATORY MATTERS		23

5.1	Regulatory Activities	23
5.2	Kyowa Kirin Regulatory Data and Regulatory Approvals	23
5.3	Provision of Regulatory Information to Kyowa Kirin	24
5.4	Safety; Adverse Event Reporting	25
5.5	Recalls and Voluntary Withdrawals	26
5.6	Inspection Rights	26
5.7	Governmental Inspections and Inquiries	26
5.8	Regulatory Matters Outside the Territory	27
5.9	Development in China	27

i

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

ARTICLE VI SALES AND MARKETING; DILIGENCE OBLIGATIONS		27

6.1	Sales and Marketing Activities	27
6.2	Marketing Plan	28
6.3	Sales Forecasts	28
6.4	Pricing	28
6.5	Labeling and Patent Rights Marking	28
6.6	Medical Affairs Activities	28
6.7	Medical Affairs Plan	29
6.8	Marketing and Promotional Literature	29
6.9	Marketing and Sales and Medical Affairs Outside the Territory	29

ARTICLE VII FINANCIAL TERMS		30

7.1	Upfront Payment	30
7.2	Milestone Payments	30
7.3	Sales Royalties	32
7.4	Royalty Adjustments	33
7.5	Method of Payment	34
7.6	Interest on Overdue Payments	34
7.7	Foreign Currency Exchange	34
7.8	Taxes	34
7.9	Prohibited Payments	35

ARTICLE VIII REATA SUPPLY OF LICENSED PRODUCT; SPECIFICATIONS		35

8.1	Reata Obligation to Supply Licensed Product	35
8.2	Supply of Licensed Product for Development	36
8.3	Commercial Supply of Licensed Product	39
8.4	General Manufacturing and Supply Provisions	41
8.5	Specifications	43

ARTICLE IX RECORDS AND REPORTING		46

9.1	Reports	46
9.2	Royalty Records	46
9.3	Audits	46

ARTICLE X INTELLECTUAL PROPERTY PROVISIONS		47

10.1	Patent Prosecution and Maintenance	47
10.2	Ownership of Inventions	48
10.3	Disclosure	48

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

10.4	Cooperation	49
10.5	Enforcement of Reata Patent Rights against Infringement in the Territory	49
10.6	Defense of Infringement Claims	51

ARTICLE XI CONFIDENTIALITY, PUBLICATION AND PUBLICITY		52

11.1	Confidentiality	52
11.2	Disclosure of this Agreement	53
11.3	Disclosure of RTA 402 Class License	53
11.4	Publications	53
11.5	Publicity	54
11.6	Employees and Consultants	54

ARTICLE XII REPRESENTATIONS AND WARRANTIES		54

12.1	Mutual Representations and Warranties	54
12.2	Kyowa Kirin’s Representations and Warranties	55
12.3	Reata’s Representations and Warranties	55
12.4	Limitation on Warranties; No Implied Warranties	57

ARTICLE XIII OTHER COVENANTS AND AGREEMENTS		58

13.1	Compliance with Law	58
13.2	Maintenance of Current License Agreements; No Inconsistent Rights	58
13.3	Reata Restrictive Covenants	58
13.4	Kyowa Kirin Covenants	59
13.5	Coordination of Uses Outside the Field	59
13.6	Marketing Rights Outside of the Territory	60
13.7	Third Party Licenses	61
13.8	Compliance with Dartmouth License	61
13.9	Formal Notice of Identification of Backup Compound Required	62
13.10	Performance Through Affiliates	62

ARTICLE XIV INDEMNIFICATION AND INSURANCE		62

14.1	Indemnity By Kyowa Kirin	62
14.2	Indemnity by Reata	63
14.3	Procedure for Indemnification	63
14.4	Insurance	64

ARTICLE XV TERM AND TERMINATION		64

15.1	Term	64
15.2	Termination by Reata	64
15.3	Termination by Kyowa Kirin At Will	64

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

15.4	Termination by Either Party for Breach or Insolvency	64
15.5	Disputes Over Right to Terminate	65
15.6	Effect of Expiration or Termination of this Agreement for Any Reason	65
15.7	Effect of Expiration at End of Royalty Term	66
15.8	Effect of Certain Terminations	66
15.9	Remedies Cumulative and Nonexclusive	68
15.10	Rights In Bankruptcy	68

ARTICLE XVI DISPUTE RESOLUTION		68

16.1	Disputes	68
16.2	Informal Negotiation	69
16.3	Mediation	69
16.4	Agreement to Arbitrate	69
16.5	Number and Appointment of Arbitrators	69
16.6	Conduct of Arbitration	70
16.7	Place of Arbitration	70
16.8	Powers of the Arbitrators, Limitations on Remedies	70
16.9	Arbitration Award	70
16.10	Confidentiality	70
16.11	Costs	71
16.12	Injunctive or Other Interim Relief	71
16.13	Continued Performance	71
16.14	Governing Law; Jurisdiction; Venue	71
16.15	Separability and Survival of the Agreement to Arbitrate	71

ARTICLE XVII OTHER PROVISIONS		71

17.1	Non-Solicitation of Employees	71
17.2	Force Majeure	72
17.3	Exclusions of Consequential Damages	72
17.4	Assignment	72
17.5	Severability	73
17.6	Notices	73
17.7	Entire Agreement; Amendments	73
17.8	Headings	74
17.9	Independent Contractors	74
17.10	Waiver	74
17.11	Counterparts	74
17.12	Waiver of Rule of Construction	74
17.13	Third Party Beneficiaries	74
17.14	Further Assurances	74
17.15	Construction of Agreement	74

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

Exhibits:

Exhibit A – Reata Patent Rights

Exhibit B – Third Party License Agreements

v

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

EXCLUSIVE LICENSE AND SUPPLY AGREEMENT

This Exclusive License and Supply Agreement (this “Agreement”) effective as of December 24, 2009 (the “Effective Date”), is by and between Reata Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, USA, with an address at 2801 Gateway Drive, Suite 150, Irving, Texas 75063 (“Reata”), and Kyowa Hakko Kirin Co., Ltd., a company organized and existing under the laws of Japan, with an address at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, 100-8185, Japan (“Kyowa Kirin”). Reata and Kyowa Kirin are sometimes hereinafter referred to each as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Reata has developed, and currently has in the United States ongoing studies that the United States Food and Drug Administration has indicated could serve as a Phase III pivotal clinical trial for, a proprietary compound known as bardoxolone methyl, or as RTA 402, that is useful for the treatment of renal, cardiovascular and metabolic diseases, and

WHEREAS Reata owns or has the right to license certain intellectual property rights and the use of clinical trial and development and manufacturing data with respect thereto; and

WHEREAS, Kyowa Kirin wishes to obtain exclusive rights to develop, market and sell RTA 402 in the Territory, as more fully described below, and Reata wishes to grant such rights to Kyowa Kirin as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement.

1.1.1 “Adverse Event” means any adverse medical occurrence in a patient or clinical investigation subject to whom a Licensed Compound is administered and which could but does not necessarily have a causal relationship with the Licensed Compound, including any unfavorable and unintended sign (including an abnormal laboratory finding, for example), symptom, or disease temporally associated with the administration of the Licensed Compound, whether or not considered related to Licensed Compound administration.

1.1.2 “Affiliate” with respect to a Party means an individual, trust, business trust, joint venture, partnership, corporation, association or other legal entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that Party. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly,

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of 50% or more of the voting securities or other ownership interest of a legal entity; provided, that if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

1.1.3 “Applicable Laws” means any federal, state, local, national and supra-national laws, statutes, rules and/or regulations, including any rules, regulations, guidance, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations, that may be in effect from time to time during the Term and apply to a particular activity hereunder and including laws, regulations and guidelines governing the import, export, development, manufacture, marketing, distribution and/or sale of any Licensed Product in or for the Territory.

1.1.4 “Backup Compound” means the alternative molecule (if any) that Reata (or its Affiliate, licensee or collaboration partner) develops and that Reata specifically identifies, pursuant to Section 13.9, as an alternative molecule to replace RTA 402 (or to replace any previous Backup Compound) for Indications in the Field, together with any of its salt, free base, acid, polymorph, hydrate, solvate, chelate, stereoisomer, enantiomer, racemate, or tautomer forms.

1.1.5 “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in either Tokyo, Japan, or Dallas, Texas, are required by law to remain closed.

1.1.6 “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the Calendar Quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.1.7 “Calendar Year” means the period beginning on the Effective Date and ending on the last day of the Calendar Year in which the Effective Date falls, and thereafter each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.1.8 “Commercialization Regulatory Approval” means, with respect to any Licensed Product, all Regulatory Approvals (including pricing approvals and reimbursement approvals) required by Applicable Laws to market and sell such Licensed Product for use within the Field if applicable, in a country or region in the Territory.

1.1.9 “Commercialize,” or “Commercialization” means any and all activities relating to seeking, obtaining and/or maintaining any Regulatory Approval for a Licensed Product in the Field in the Territory, or relating to any registration, importing, manufacturing, distributing, marketing, selling, non-clinical and clinical development or testing of a Licensed Product in the Field in the Territory, including labeling, packaging, finishing, promotion, advertising, launching, marketing, sales, distribution, development for label extensions, and conducting Medical Affairs Studies, whether conducted by a Party or for such Party by another, and “Commercialization” will be interpreted accordingly. Clinical Development Activities, Regulatory Activities, and Sales and Marketing Activities are Commercialization activities.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

1.1.10 “Commercially Reasonable Efforts” means, with respect to a Party in the performance of its obligations hereunder in relation to Licensed Products, the application by or on behalf of such Party of a level of efforts that a similarly-situated pharmaceutical or biotechnology company, as the case may be, would apply to such activities in relation to a similar pharmaceutical product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential, profit potential and strategic value (in each case as compared to the Licensed Product) taking into account efficacy, safety, expected labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, the likelihood of regulatory approval given the regulatory structure involved, the profitability of the product including the royalties payable to licensors, or patent or other intellectual property rights, alternative products and other relevant factors, based on conditions then prevailing. The Parties acknowledge and agree that failure to Commercialize, or the cessation of active Commercialization of, the Licensed Product with respect to a particular country in the Territory, where such Commercialization of such Licensed Product in such country is not commercially reasonable or would have a negative impact on the value of such Licensed Product Territory-wide that outweighs the benefits of pursuing such Commercialization in such country (due to, for example and without limitation, concerns with market or regulatory conditions, re-importation and grey market goods, pricing, or sufficient risk of harm to other more profitable countries), may not constitute under the circumstances a failure to use Commercially Reasonable Efforts and therefore such Commercialization with respect to a particular country may not be required under the Commercially Reasonable Efforts standard.

1.1.11 “Confidential Information” means information of a confidential or proprietary nature disclosed by a Party to the other Party hereunder, whether disclosed in oral, written, graphic or electronic form, in connection with this Agreement or the performance of its obligations hereunder, including any such information related to any scientific, clinical, engineering, manufacturing, marketing, financial or personnel matters relating to a Party, or related to a Party’s present or future products, sales, suppliers, customers, employees, investors, business plans, Know-How, regulatory filings, data, compounds, research projects, work in progress, future developments or business, in all such cases whether disclosed in oral, written, graphic or electronic form, and whether or not specifically marked as confidential or proprietary, where under the circumstances in which such disclosure was made or the nature of information disclosed, such information would be reasonably expected to be confidential by the disclosing party; provided, however, that in any event, Confidential Information excludes any information that (a) is known by recipient at the time of its receipt, and not through a prior disclosure by or on behalf of the disclosing Party, as documented by contemporaneous business records; (b) is or becomes properly in the public domain through no fault of the recipient; (c) is subsequently disclosed to the recipient by a Third Party who may lawfully do so and is not directly or indirectly under an obligation of confidentiality to the disclosing Party, as documented by written business records in existence prior to the receipt of such information from the disclosing Party; or (d) is developed by the recipient independently of, and without reference to or use of, the information received from the disclosing Party.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

1.1.12 “Control” means with respect to any Know-How, patent, or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to grant a license, sublicense or other right to or under, such Know-How, patent or other intellectual property right as provided for herein without violating the terms of any agreement or other arrangements with any Third Party at the time when such license, sublicense or other right is first granted hereunder.

1.1.13 “Dartmouth License” means collectively (a) the Exclusive Patent License Agreement among the University of Texas M.D. Anderson Cancer Center, Dartmouth College, and Reata dated July 15, 2004, a copy of which has been provided to Kyowa Kirin, and (b) the Reata Pharmaceuticals, Inc. – Dartmouth Exclusive License Agreement dated December 16, 2009, a copy of which has been provided to Kyowa Kirin, as each may be amended, supplemented or restated from time to time in accordance with Section 13.2.

1.1.14 “Development Plan” means the plan for obtaining Commercialization Regulatory Approval (including the Clinical Development Activities and Regulatory Activities with respect thereto), as amended or updated hereunder.

1.1.15 “Effective Date” will have the meaning set forth in the preamble.

1.1.16 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.1.17 “Field” means all human therapeutic, preventative, mitigation, prophylactic, curative, and diagnostic uses for any Indication.

1.1.18 “First Commercial Sale” means, with respect to a country in the Territory, the first commercial sale of any Licensed Product to a Third Party for use, consumption or resale in that country after obtaining Commercialization Regulatory Approval in that country. For the avoidance of doubt, sales of Licensed Products to an Affiliate of Kyowa Kirin shall not constitute a First Commercial Sale unless such Affiliate is an end user of the Licensed Product.

1.1.19 “GAAP” means generally accepted accounting principles applicable to a Party in a particular country (e. g., Japanese Accounting Standards or U.S. Generally Accepted Accounting Principles) as consistently applied throughout the applicable periods indicated herein by or on behalf of the relevant Party.

1.1.20 “GMP” means the then-current good manufacturing practices required by the FDA and as set forth in the laws and regulations in the United States with respect thereto, for the manufacture and testing of pharmaceutical materials, and comparable Applicable Laws and requirements of Regulatory Authorities applicable to the manufacture and testing of pharmaceutical materials in jurisdictions within the Territory, as they may be updated from time to time, including applicable rules and guidelines promulgated under the International Conference on Harmonization.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

1.1.21 “IND” means an Investigational New Drug Application filed with the FDA pursuant to 21 CFR 312.20, or the corresponding filing required for the clinical testing in humans of a pharmaceutical product in any country or regulatory jurisdiction other than the United States.

1.1.22 “Indication” means (a) any and all renal, cardiovascular and diabetes indications, including (i) renal insufficiency, chronic kidney disease, acute kidney failure, ischemia-reperfusion injury of the kidney, glomerulonephritis, and all other forms of nephritis (whether acute or chronic); (ii) atherosclerosis, heart failure, myocardial infarction, acute coronary syndrome, myocarditis, angina, restenosis, aneurysms, vasculitis, complications of vascular surgery and heart surgery, thrombosis, phlebitis, peripheral vascular disease, and hypertension; and (iii) the following metabolic diseases: type II diabetes, insulin resistance, complications of diabetes (including retinopathy, neuropathy, and ulcers), obesity, metabolic syndrome, hypercholesterolemia, and hyperlipidemia, and (b) any indications added to this Agreement in accordance with Section 13.5.1. For the avoidance of doubt, unless added to this Agreement in accordance with Section 13.5.1, Indication does not include any indications for: (i) any forms of cancer; (ii) any forms of organ failure (other than renal failure or heart failure); (iii) respiratory disorders; (iv) allergies and autoimmune diseases; (v) neurological, psychiatric, or neuropsychiatric disorders (other than diabetic neuropathy); (vi) infectious diseases; (vii) skin diseases (other than diabetic ulcers); (viii) gastrointestinal disorders; (ix) bone or cartilage disorders; (x) musculoskeletal disorders; (xi) eye diseases (other than diabetic retinopathy); (xii) human immunodeficiency virus-associated complications; and (xiii) sepsis; provided that the foregoing exclusions will not limit Kyowa Kirin from marketing or selling Licensed Products for licensed Indications, even if the use of a Licensed Product may have an incidental therapeutic benefit for one of the excluded indications, but in no event shall Kyowa Kirin be authorized to seek separate regulatory approval for any indication that is outside the licensed Indications.

1.1.23 “Initiation” means, with respect to a human clinical trial, the first date that a subject or patient is dosed in such clinical trial.

1.1.24 “Invention” means any Reata Invention or Kyowa Kirin Invention.

1.1.25 “Know-How” means any non-public knowledge, experience, know-how, technology, information, and data, including clinical and non-clinical study data, trade secrets, formulas and formulations, processes, techniques, unpatented inventions, methods, discoveries, specifications, formulations, compositions, materials, ideas, and developments, test procedures, and results, together with all documents and files embodying the foregoing, but excluding, in any event, any patent rights in any of the foregoing.

1.1.26 “Knowledge” of a Party means the actual or constructive knowledge of the chief executive officer, the president, the executive vice-president, any vice president, the senior director of regulatory affairs, the senior patent counsel, the general counsel or the chief medical officer of a Party, or any personnel holding positions equivalent to such job titles (but only to the extent such positions exist at such Party).

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

1.1.27 “Kyowa Kirin Invention” means any invention or discovery that relates to a Licensed Product and that is conceived, made or generated during the Term in the performance of activities undertaken pursuant to this Agreement by employees, agents, or independent contractors of Kyowa Kirin or its Affiliates or Permitted Sublicensees (including any enhancement or modification of a Licensed Product’s use, dosage form or formulation).

1.1.28 “Kyowa Kirin Regulatory Data” means all Regulatory Filings made by or on behalf of Kyowa Kirin (including its Affiliates and sublicensees) with respect to Licensed Products and all data generated by or on behalf of Kyowa Kirin (including its Affiliates and sublicensees) in the performance of Clinical Development Activities or Regulatory Activities, including any information contained in any Regulatory Filings with respect to Licensed Products and the results of, and all information generated in connection with, any Clinical Development Activities or Regulatory Activities performed by or on behalf of Kyowa Kirin pursuant to this Agreement.

1.1.29 “Kyowa Kirin Trademark” means any trademark or trade name, and registrations and applications therefor, owned or Controlled by Kyowa Kirin in the Territory and covering Kyowa Kirin’s (or its Affiliate’s) corporate name or company logo.

1.1.30 “Licensed Compound” means (a) RTA 402 and (b) any Backup Compound designated by Reata pursuant to Section 13.9.

1.1.31 “Licensed Product” means any formulation or product that is comprised of, in whole or in part, or containing a Licensed Compound and any dosage, strength or size thereof.

1.1.32 “Licensed Technology” means the Reata Patents Rights and the Reata Know-How. For the avoidance of doubt, all Reata Inventions (including Reata’s rights to any jointly owned Inventions) shall be included within the Licensed Technology.

1.1.33 “Manufacturing Cost” means:

(a) With respect to Licensed Product or API, as applicable, manufactured by Reata and supplied to Kyowa Kirin hereunder, [***].

(b) With respect to Licensed Product or API, as applicable, manufactured for Reata by one or more Third Party Manufacturers and supplied to Kyowa Kirin hereunder, [***].

1.1.34 “Medical Affairs Activities” means: (a) the coordination of medical information requests and field based medical liaisons in the Territory with respect to Licensed Products commercially launched in the Territory; and (b) those clinical studies conducted in or for

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

the Territory after Commercialization Regulatory Approval of a Licensed Product has been obtained which are neither intended nor designed to support a Regulatory Filing including medical affairs studies, post marketing studies and investigator and physician-initiated studies, in all such cases initiated by or under the control or direction of Kyowa Kirin.

1.1.35 “Milestone Payments” means Regulatory Milestone Payments and Sales Milestone Payments.

1.1.36 “NDA” means a new drug application (as defined in Title 21 of the United States Code of Federal Regulations, as amended from time to time) filed with the FDA seeking regulatory approval to market and sell Licensed Product in the United States for a particular Indication or, with respect to each Licensed Product in a particular country or region in the Territory, an application seeking Commercialization Regulatory Approval from the Regulatory Authority in such country or region, including such an application submitted to Japan’s Ministry of Health, Labor and Welfare (“MHLW”), to market and sell Licensed Product in such particular country or region.

1.1.37 “Net Sales” means with respect to any Licensed Product, the gross amounts invoiced by Kyowa Kirin or its Affiliates or its Permitted Sublicensees to any Third Party for sales of Licensed Products in the Territory, less the following items, provided that they are bona fide:

(a) actual credits, refunds or allowances to Third Party customers for spoiled, damaged, rejected, recalled, outdated and reasonably returned Licensed Product;

(b) discounts, including cash, volume, quantity and other trade discounts, charge-back payments, and rebates and allowances actually granted, incurred or allowed in the ordinary course of business, as well as government-required discounts and allowances (including government rebates and other price reductions), and other reductions, concessions and allowances that effectively reduce the selling price to Kyowa Kirin or its Affiliates or such sublicensees;

(c) transportation charges, freight, postage and insurance (but only insurance related to protecting the particular shipment against physical loss or damage) if shown separately in the invoice; and

(d) sales, use or excise Taxes and import/export duties or tariffs and similar governmental charges actually due or incurred in connection with the sales of such Licensed Product, if shown separately in the invoice.

Components of Net Sales shall be determined in the ordinary course of business in accordance with GAAP, consistently applied. For purposes of determining when a sale of any Licensed Product occurs for purposes of calculating Net Sales, the sale will be deemed to occur on the earlier of (a) the date the Licensed Product is shipped or (b) the date of the invoice to the purchaser of the Licensed Product. No deductions shall be made for commissions paid to individuals or agents, nor shall any deductions be permitted for the cost of collections. For purposes of

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

determining Net Sales, a “sale” shall not include transfers or dispositions, at no cost or below cost, of Licensed Products for charitable, pre-clinical, clinical or regulatory purposes or for promotional samples or free goods. Amounts invoiced by Kyowa Kirin or its Affiliates or its Permitted Sublicensees for the sale of Licensed Products to or among such Affiliates or Permitted Sublicensees for resale shall not be included in the computation of Net Sales hereunder.

In the event that Kyowa Kirin sells a Licensed Product (a) to a Third Party in a bona fide arm’s length transaction, for material consideration, in whole or in part, other than cash (but excluding, for the avoidance of doubt, consideration in the form of non-financial legal terms and conditions incident to sale), (b) to a Third Party in other than a bona fide arm’s length transaction, or (c) with discounts of Licensed Products that are disproportional to the discounts of other products sold by Kyowa Kirin in conjunction with such Licensed Products, the Net Sales price for such Licensed Product shall be deemed to be the standard invoice price then being invoiced by Kyowa Kirin in an arm’s length transaction with similar customers in the same country within the Territory. In the event that Kyowa Kirin includes one or more Licensed Product as part of a bundle of products, the price for such Licensed Product shall be deemed to be the standard invoice price for such Licensed Product when sold separately and not as part of a bundle of products.

If a Licensed Product either (i) is sold in the form of a combination product containing both a Licensed Compound and one or more independently therapeutically active pharmaceutical molecules other than a Licensed Compound or (ii) is sold in a form that contains (or is sold bundled with) a delivery device therefor (in either case of (i) or (ii), a “Combination Product”), the Net Sales of such Licensed Product for the purpose of calculating royalties owed under this Agreement for sales of such Combination Product, shall be determined as follows: first, Kyowa Kirin shall determine the actual Net Sales of such Combination Product (using the above provisions) and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price of the Licensed Product containing only the Licensed Compound, if sold separately, and B is the total invoice price of any other active pharmaceutical molecule or delivery device in the combination if sold separately. If any other active pharmaceutical molecule or delivery device in the combination is not sold separately, Net Sales shall be calculated by multiplying actual Net Sales of such Combination Product by a fraction A/C where A is the invoice price of the Licensed Product containing only the Licensed Compound if sold separately, and C is the invoice price of the Combination Product. If neither the Licensed Product containing only the Licensed Compound nor any other active pharmaceutical molecule or delivery device in the Combination Product is sold separately, the adjustment to Net Sales shall be determined by the Parties in good faith to reasonably reflect the fair market value of the contribution of the Licensed Product containing only the Licensed Compound in the Combination Product to the total market value of such Combination Product.

1.1.38 “Party” will have the meaning set forth in the preamble.

1.1.39 “Permitted Sublicensee” means either an Affiliate of Kyowa Kirin or a Third Party, in each case who is granted a sublicense by Kyowa Kirin to any of the Licensed Technology pursuant to Section 2.1.2 and Section 2.3.1.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

1.1.40 “Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization.

1.1.41 “Phase 1 Clinical Trial” means a human clinical trial performed in accordance with the Applicable Laws in the Territory that provides for the first introduction of a Licensed Product into humans for the purpose of determining human toxicity, metabolism, biomarker, absorption, elimination and other pharmacological action.

1.1.42 “Phase 2 Clinical Trial” means a human clinical trial performed in accordance with the Applicable Laws in patients with a particular disease or condition which is designed to establish the safety, appropriate dosage, efficacy, and tolerability of a Licensed Product given its intended use and to initially explore its efficacy for such disease or condition and will include such a clinical trial intended to be a pivotal trial.

(a) For purposes of triggering a Milestone Payment obligation, a “Phase 2a Clinical Trial” includes a Phase 2 Clinical Trial that is specifically designed to assess, in whole or in part, dosing requirements for a Licensed Product for an Indication.

(b) For purposes of triggering a Milestone Payment obligation, a “Phase 2b Clinical Trial” includes a Phase 2 Clinical Trial that is specifically designed to assess, in whole or in part, the efficacy of a Licensed Product for an Indication.

1.1.43 “Phase 3 Clinical Trial” means a registration or pivotal clinical trial performed in accordance with the Applicable Laws and conducted in subjects with a particular disease or condition which is designed in a randomized, controlled fashion to establish the efficacy and safety of a Licensed Product given its intended use and to define warnings, precautions and adverse events that are associated with Licensed Product in the dosage range intended to be prescribed.

1.1.44 “Product Trademarks” means any trademarks for the Licensed Product itself selected by the JSC for use in connection with the Commercialization of Licensed Products in the Territory in the Field (excluding, in any event, any trademarks, service marks, names or logos that include any corporate name or logo of the Parties or their Affiliates).

1.1.45 “Reata Invention” means any invention or discovery that relates to a Licensed Product and that is conceived, made or generated during the Term in the performance of activities undertaken pursuant to this Agreement by employees, agents, or independent contractors of Reata or its Affiliates (including any enhancement or modification of (a) a Licensed Product’s use, dosage form or formulation or (b) the process or method for the manufacture of a Licensed Product). Reata has no obligation to include within Reata Inventions any inventions made or conceived solely by Reata’s licensees or development partners.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

1.1.46 “Reata Know-How” means Know-How owned or Controlled by Reata or its Affiliates as of the Effective Date or during the Term regarding or specifically related to a Licensed Compound or Licensed Products, or the manufacture, development, commercialization or use thereof. For the avoidance of doubt, Know-how regarding or specifically related to Reata’s (i) research activities, (ii) medicinal chemistry efforts, or (iii) other efforts aimed at identification or characterization of, or synthesizing or optimizing, molecules, other than with respect to Licensed Compounds in all such cases of (i), (ii) and/or (iii), are excluded from “Reata Know-How.”

1.1.47 “Reata Patent Rights” means all patents and patent applications owned or Controlled by Reata or its Affiliates as of the Effective Date or during the Term which claim, or, but for the license granted herein, would be infringed by, a Licensed Compound or Licensed Products, or the manufacture, use or sale thereof, including the patents and patent applications listed on Exhibit A attached hereto, and any and all substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, or extensions of such patents and patent applications, and any foreign counterparts of the foregoing, and any patents issuing therefrom within the Territory.

1.1.48 “Reata Regulatory Data” means all regulatory filings made by or on behalf of Reata (including by its Affiliates and licensees other than Kyowa Kirin) with respect to Licensed Products and all data generated by or on behalf of Reata (including by its Affiliates and licensees) in the performance of non-clinical and clinical development activities or regulatory activities, including any information contained in any regulatory filings with respect to Licensed Products and the results of, and all information generated in connection with, any non-clinical or clinical studies or regulatory activities performed by or on behalf of Reata with respect to Licensed Products.

1.1.49 “Reata Trademark” means any trademark or trade name, including registrations and applications therefor, owned or Controlled by Reata covering Reata’s corporate name and/or company logo.

1.1.50 “Regulatory Approvals” means, with respect to any country or region in the Territory, any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the manufacture, use, storage, or Commercialization of a Licensed Product in such country or region.

1.1.51 “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacture, Commercialization, reimbursement and/or pricing of Licensed Product in the Territory. “Regulatory Authority” in the Territory includes the MHLW in Japan or the applicable governmental regulatory authority for each other country in the Territory, or any successor agency of the foregoing having regulatory jurisdiction over the manufacture, distribution and sale of drugs in any country or region in the Territory.

1.1.52 “Regulatory Filings” means any filings that may be required for any Regulatory Approval or otherwise filed or submitted to a Regulatory Authority in the Territory in an effort to comply with Applicable Laws with respect to the Commercialization of Licensed Products in the Territory.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

1.1.53 “Royalty Term” means, with respect to each country in the Territory, the period of time commencing on the date of the First Commercial Sale in that country and continuing until the later of (a) the expiration of the last to expire Valid Claim in that country covering the manufacture, use or sale of such Licensed Product in such country, or (b) ten (10) years from the date of the First Commercial Sale in that country.

1.1.54 “RTA 402” means bardoxolone methyl, also known as methyl 2-cyano-3,12-dioxooleana-1,9(11)-dien-28-oate (CDDO methyl ester), together with any of its salt, free base, acid, polymorph, hydrate, solvate, chelate, stereoisomer, enantiomer, racemate, or tautomer forms.

1.1.55 “RTA 402 Class” means any compound that is structurally related to RTA 402 and that is claimed by, or the manufacture, use or sale of which, but for the licenses granted herein, would infringe, any patents or patent applications in the Territory listed in Exhibit A as of the Effective Date (or any patent or patent application in the Territory claiming priority back to any such patents or patent applications).

1.1.56 “Specifications” means the specifications of Licensed Product and API, as determined and updated in accordance with Section 8.5, that include the minimum shelf life therefore and the tests, references to analytical procedures, and appropriate acceptance criteria that (a) are numerical limits, ranges, or other criteria for the tests, analytical procedures and other criteria described, and (b) establish the set of criteria to which the Licensed Product or API should conform when tested by the tests, analytical procedures and acceptance criteria listed in the Specification.

1.1.57 “Specification Update Costs” means all reasonable costs incurred by Reata and directly associated with (and reasonably allocable to) Specification change requests by Kyowa Kirin in accordance with Section 8.5.2, including manufacturing change costs, labeling change costs, packaging change costs, and costs associated with obtaining Regulatory Approval for the modifications.

1.1.58 “Tax” or “Taxes” means (a) any taxes, assessments, fees, including income, profits, gross receipts, net proceeds, sales, alternative or add on minimum, ad valorem, turnover, property, personal property (tangible and intangible), environmental, stamp, leasing, lease, user, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability of for the payment of any amounts of the type described in clause (a) as a result of the operation of law or any express obligation to indemnify any other person.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

1.1.59 “Territory” means Japan, China (including Hong Kong and Macao), South Korea, Taiwan, Thailand, Singapore, Philippines, Malaysia, Indonesia, Brunei, Vietnam, Laos, Myanmar, and Cambodia, unless and solely in the event any such country is removed from the Territory in accordance with the express terms and conditions of Section 5.9 or Section 15.4 of this Agreement.

1.1.60 “Third Party” means a Person other than Kyowa Kirin, Reata or their respective Affiliates.

1.1.61 “Valid Claim” means any of the method of use claims stated in any of the patents or patent applications listed on Exhibit A as of the Effective Date, or any method of use claims stated in any future patent or patent application claiming priority back to a patent application listed on Exhibit A as of the Effective Date, or any composition of matter claim, in all such cases which claims are claims of (i) an issued and unexpired patent within the Reata Patent Rights, which patent (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction whose ruling is unappealable or unappealed within the time allowed for appeal, (b) has not been permanently revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction whose ruling is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer, and (d) is not lost through an interference or opposition proceeding, which proceeding is unappealable or unappealed within the time allowed for appeal; or (ii) a pending patent application within the Reata Patent Rights listed on Exhibit A as of the Effective Date, or filed in the future and claiming priority back to a patent or patent application listed on Exhibit A as of the Effective Date, solely to the extent any such claim therein is itself still pending, and not withdrawn, abandoned, finally rejected or otherwise no longer pending, in the course of prosecution of such patent application. Valid Claims are limited to claims described above that would preclude using or selling Licensed Compounds and/or Licensed Product in the Territory or, but for the licenses granted in this Agreement, would be infringed by Kyowa Kirin (or its Affiliates or Permitted Sublicensees) by the development, manufacture, commercialization, use or sale of Licensed Compounds and/or Licensed Products.

1.2 Additional Definitions. In addition, each of the following definitions will have the respective meanings set forth in the section of this Agreement indicated below:

Definitions	Section
Agreement	Preamble
API	8.5.1
Chairman	16.5
CKD	3.4.4(a)
Clinical Development Activities	4.1
Combination Product	1.1.37
Commercial Supply Agreement	8.3.1
Delivery	8.2.3
Dispute	16.1

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

Definitions	Section
Effective Date	Preamble
Financing Sources	11.1.3
ICC	16.3
Indemnifying Party	14.3
Indemnitee	14.3
In-License Agreements	12.3.10
Insolvent Party	15.10.1
JSC	3.1
Kyowa Kirin	Preamble
Kyowa Kirin Clinical Data	4.2.1
Kyowa Kirin Indemnitees	14.2
Losses	14.1
Marketing Plan	6.2
Mediation Rules	16.3
Medical Affairs Plan	6.7
MHLW	1.1.36
Notice	17.6
Notice of Disagreement	3.4.2
Publication	11.4.1
Reata	Preamble
Reata Clinical Data	4.2.3
Reata Indemnitees	14.1
Regulatory Activities	5.1.1
Regulatory Milestone Payments	7.2.1
Rules	16.4
Sales and Marketing Activities	6.1
Sales Milestone Payments	7.2.2
Sales Royalties	7.3
Technical Review Panel	3.4.4
Term	15.1
Third Party Manufacturer	8.4.1
Trademark License	2.1.1
Tribunal	16.5
Upfront Payment	7.1
USBC	15.10.1
VAT	7.8.2

1.3 Financial Terms. All financial and accounting terms not otherwise defined in this Agreement, whether capitalized or not, will have the meanings assigned to them in accordance with GAAP.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

ARTICLE II

LICENSES

2.1 Licenses Regarding Licensed Compounds and Licensed Products.

2.1.1 Subject to the terms and conditions of this Agreement and to Dartmouth College’s reservation of rights in the Dartmouth License, Reata hereby grants to Kyowa Kirin an exclusive, royalty-bearing (as described in ARTICLE VII) license under the Licensed Technology to research, develop, use, sell, offer for sale, import, and export (and to have such actions taken on its behalf by its agents, contractors, service providers or authorized representatives in accordance with this Agreement) Licensed Compounds and Licensed Products in the Field in the Territory.

2.1.2 Subject to the terms and conditions of this Agreement and to Dartmouth College’s reservation of rights in the Dartmouth License, Reata hereby grants Kyowa Kirin the right to sublicense the rights granted under Section 2.1.1 to its Affiliates and to Third Parties, subject to the following conditions and requirements:

(a) With respect to sublicenses to one of its Affiliates, Kyowa Kirin must provide Reata with prior Notice of the name and country of the Affiliate and the rights to be sublicensed, and such Affiliate must agree in writing to comply with the terms and conditions of this Agreement that are applicable to such sublicensee’s activities. Kyowa Kirin shall remain fully liable for the performance of such sublicensee in accordance with this Agreement. Any sublicense granted by Kyowa Kirin to one of its Affiliates shall terminate if such entity is no longer an Affiliate of Kyowa Kirin and Reata’s approval is not obtained for the continuation of such sublicense in accordance with subsection (b) below.

(b) With respect to Third Parties, (i) Kyowa Kirin’s proposed sublicensee must be approved in writing and in advance by Reata, such approval not to be unreasonably withheld; (ii) each sublicensee must agree in writing to comply with the term and conditions of this Agreement that are applicable to such sublicensee’s activities; (iii) Kyowa Kirin shall remain fully liable for the performance of such sublicensee in accordance this Agreement; and (iv) Kyowa Kirin shall not have the right to sublicense to any Third Party any of its rights to make or have made the Licensed Products or Licensed Compounds under Section 2.1.3.

2.1.3 Subject to the terms and conditions of this Agreement and to Dartmouth College’s reservation of rights in the Dartmouth License as of the Effective Date, Reata hereby grants to Kyowa Kirin and its Affiliates a nonexclusive license under the Licensed Technology to make and have made (anywhere in the world) Licensed Compounds and Licensed Products solely for Commercialization in the Field in the Territory; provided, however, Kyowa Kirin agrees that it will not exercise such manufacturing rights except to the extent provided for in Sections 8.3.3, 8.4.6, and/or 8.5 (and/or pursuant to the corresponding terms and conditions of the Commercial Supply Agreement).

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

2.2 License Regarding RTA 402 Class.

2.2.1 Subject to Sections 2.2.2 and 4.6 and the terms and conditions of this Agreement and to Dartmouth College’s reservation of rights in the Dartmouth License, Reata hereby grants to Kyowa Kirin an exclusive, royalty-bearing (as described in ARTICLE VII) license under the Licensed Technology to use, sell, offer for sale, import, and export (and to have such actions taken on its behalf by its agents, contractors, service providers or authorized representatives) compounds within the RTA 402 Class, and products containing compounds within the RTA 402 Class, in the Field in the Territory.

2.2.2 Kyowa Kirin covenants that it will not, nor will it sublicense to any Third Party the right under the license granted in Section 2.2.1 to, sell, offer for sale, make or have made, in the Field in the Territory any compound within the RTA 402 Class other than the Licensed Compound; provided, however, notwithstanding the foregoing, Kyowa Kirin may enforce its rights hereunder to prevent Third Parties from using, selling, offering for sale, making or having made any compound within the RTA 402 Class in the Field in the Territory.

2.3 Reata Trademarks.

2.3.1 Reata grants to Kyowa Kirin a non-exclusive license to use the Reata Trademarks solely in connection with Kyowa Kirin’s exercise of the license granted to it pursuant to Section 2.1 above, including the limited right to sublicense to Permitted Sublicensees as provided for in such license (the “Trademark License”). Kyowa Kirin will use the Reata Trademarks (a) solely in the manner specified in this Agreement in connection with Licensed Product and not for any other goods or services, and (b) only in the form and manner as reasonably prescribed in writing to Kyowa Kirin in advance from time to time by Reata (provided, however, that Kyowa Kirin shall have a reasonable period of time to modify any of its promotional, marketing, regulatory or other practices, including in light of Applicable Laws, and/or cease use of the Reata Trademarks, as may be reasonably necessary to comply with any such form and manner prescriptions and/or any changes thereto). Without limiting the foregoing, any use by Kyowa Kirin of a Reata Trademark for Licensed Product should be accompanied by a trademark notice that states that such Reata Trademark is a trademark (or a registered trademark, if applicable) of Reata Pharmaceuticals, Inc. Any use by Kyowa Kirin of the Reata Trademarks, and Reata’s maintenance of the Reata Trademarks, shall be in compliance with all Applicable Laws, including those relating to the licensing of trademarks, in the Territory. Kyowa Kirin agrees to promptly correct any failure to comply with this Section 2.3. For the avoidance of doubt, (x) Kyowa Kirin shall have no responsibility or obligation for (and Reata shall be solely responsible for) the maintenance, registration, prosecution and enforcement of the Reata Trademarks, which shall be at Reata’s sole cost and expense, and (y) Kyowa Kirin shall have no obligation hereunder to use the Reata Trademarks (any such use, in accordance with the foregoing, shall be at Kyowa Kirin’s sole option, to be exercised or not at Kyowa Kirin’s sole discretion).

2.3.2 Kyowa Kirin acknowledges Reata’s ownership of all right, title and interest in and to the Reata Trademarks, and agrees that it will do nothing inconsistent with such ownership, that all use of the Reata Trademarks by Kyowa Kirin will inure to the benefit of and be

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

on behalf of Reata, and that any goodwill associated with the use of any Reata Trademark by Kyowa Kirin will inure to the benefit of Reata. Kyowa Kirin agrees that nothing in this Agreement will give Kyowa Kirin any right, title or interest in the Reata Trademarks other than the right to use the Reata Trademarks in accordance with this Agreement. Anything in this Agreement to the contrary notwithstanding, if by virtue of Kyowa Kirin’s use of the Reata Trademarks, Kyowa Kirin acquires any equity, title or other rights in or to the Reata Trademarks, Kyowa Kirin hereby agrees all such equity, title or other rights in or to the Reata Trademarks belong to Reata upon creation of the value, and Kyowa Kirin agrees to and hereby does assign and transfer any such Reata Trademark rights to Reata. Kyowa Kirin agrees not to use or file any application to register any trademark or trade name that is confusingly similar to any Reata Trademark.

2.4 Kyowa Kirin Trademarks. Reata acknowledges Kyowa Kirin’s ownership of all right, title and interest in and to the Kyowa Kirin Trademarks, and agrees that it will do nothing inconsistent with such ownership. Kyowa Kirin reserves the right to use Kyowa Kirin Trademarks for Licensed Products in the Territory. Reata agrees not to use or file any application to register any trademark or trade name that is confusingly similar to any Kyowa Kirin Trademark.

2.5 Product Trademarks. Subject to the JSC’s review, approval, and oversight of the Development Plan as provided in Section 3.2, Kyowa Kirin will coordinate and collaborate with Reata to secure all rights to Reata or Kyowa Kirin, as determined by the JSC (taking into account Applicable Law and the requirements of applicable Regulatory Authorities), in the Product Trademarks for use in connection with the Commercialization of Licensed Products in the Territory for use in the Field (which Product Trademarks may or may not be the same as the names, marks and logos used for the Licensed Product outside the Territory). The JSC will discuss the selection of the Product Trademark and also discuss (without decision-making authority) the names, marks and logos to be used for the Licensed Products outside the Territory so that the Parties can discuss and consider the prospect of having a global brand. Reata shall consider recommendations provided by Kyowa Kirin to Reata regarding the selection of the names, marks and logos to be used for Licensed Products outside the Territory for purposes of selecting such names, marks and logos that can also be used within the Territory as part of a global brand, but Reata is under no obligation to adopt or use any such recommendations. The Party determined by the JSC to own the Product Trademarks by the JSC will be responsible for (and shall control) the filing, prosecution, maintenance and defense of all registrations of the Product Trademarks in the Territory, and will be responsible for the payment of any costs incurred by such Party relating to filing, prosecution, maintenance, defense and enforcement of the Product Trademarks in the Territory; provided, however, that the non-owning Party may elect at its expense to participate in the defense or enforcement of the Product Trademarks in the Territory (and shall have the right to lead such defense or enforcement in the event the owning Party fails to do so). In any event, each Party will provide to the other Party prompt written Notice of any actual or threatened infringement of Product Trademarks in the Territory. In the event Reata owns the Product Trademarks in the Territory, Reata hereby grants to Kyowa Kirin an exclusive license to use the Product Trademarks solely in connection with Kyowa Kirin’s exercise of the license granted to it pursuant to Section 2.1, including the limited right to sublicense provided for in such license.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

2.6 Reservation of Rights. Except for the rights and licenses specifically granted in this Agreement, Reata reserves all rights to the Licensed Technology, Confidential Information of Reata, and Reata Regulatory Data, and any regulatory filings owned or held by Reata, and, except for such specifically granted rights and licenses, this Agreement does not include the grant of any right or license, express or implied, to any other intellectual property or other rights owned or Controlled by Reata. Notwithstanding any provision to the contrary, Reata retains any rights under the Licensed Technology, Confidential Information of Reata, and Reata Regulatory Data, and any regulatory filings owned or held by Reata, as may be required for Reata to perform its express obligations under this Agreement. Except for the rights and licenses specifically granted in this Agreement, Kyowa Kirin reserves all rights to the Confidential Information of Kyowa Kirin, and the Kyowa Kirin Regulatory Data, and any Regulatory Filings owned or held by Kyowa Kirin and, except for such specifically granted rights and licenses, this Agreement does not include the grant of any right or license, express or implied, to any other intellectual property or other rights owned or Controlled by Kyowa Kirin.

ARTICLE III

JOINT STEERING COMMITTEE

3.1 Establishment and Membership. Within thirty (30) days of the Effective Date, the Parties will establish a joint steering committee (the “JSC”), to coordinate and oversee the development and commercialization of Licensed Products hereunder.

3.2 Purpose of JSC. The purposes of the JSC will be (a) to coordinate the management and implementation of the Parties’ activities hereunder, including the Clinical Development Activities, Regulatory Activities, and Sales and Marketing Activities; (b) to review, approve, and oversee the Development Plan, (c) to review, approve, and oversee the Marketing Plan, (d) create and oversee any subcommittees or working groups as the JSC may deem appropriate, it being understood that there shall be at least one such subcommittee or working group specifically for Licensed Product clinical and regulatory development matters, (e) to address any issues expressly delegated to the JSC under this Agreement (for example and without limitation, the selection of Product Trademarks under Section 2.5), and (f) to consult and coordinate with respect to License Product development and commercialization outside the Territory (but neither the JSC nor Kyowa Kirin shall have any decision-making authority with respect to such activities and matters outside the Territory). Kyowa Kirin will submit a Development Plan to the JSC for its approval, with respect to anticipated Clinical Development Activities and Regulatory Activities with respect to Licensed Products for use in the Field, within [***] of the Effective Date of this Agreement, which Development Plan will include Kyowa Kirin’s preliminary development plans for China. Kyowa Kirin may thereafter periodically submit updates or modified versions of the Development Plan to the JSC for its review and approval.

3.3 Membership and Procedures.

3.3.1 Membership. Each Party will designate an equal number of representatives, to be three (3) each unless the Parties agree otherwise, with appropriate expertise to serve as members of the JSC. Each Party may replace its representatives on the JSC at any time upon written Notice to the other Party.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

3.3.2 Administrative Chair. One member of the JSC will serve as Administrative Chair. The Administrative Chair will be responsible for organizing meetings and preparing and circulating an agenda in advance of each meeting of the JSC and preparing minutes of each meeting, to be approved by both the Parties. For the first year, [***] will appoint the Administrative Chair of the JSC. Thereafter, [***] will appoint the Administrative Chair for an initial one year term; and thereafter [***] will appoint the Administrative Chair on an annual basis unless [***] wishes to appoint such chair, in which case [***] may appoint the Administrative Chair for a twelve (12) month term, and thereafter the Parties will alternate in appointing the Administrative Chair for twelve (12) month terms.

3.3.3 Meetings. During the first year after the Effective Date, the JSC will hold meetings on a [***] basis; and thereafter the JSC will hold meetings at least [***] (i.e., roughly [***]), or more frequently as the Parties may agree; provided that either Party may also call a special meeting of the JSC on an ad hoc basis upon at least seven (7) days prior Notice to address urgent matters which cannot be reasonably postponed until the next JSC meeting. The first two (2) meetings will be held in person; one (1) meeting in the United States and one (1) meeting in Japan. Subsequent meetings may be held in person or by means of telecommunication (telephone, video, or web conferences). Other employees of each Party involved in the development, manufacture or Commercialization of Licensed Products may attend meetings of the JSC as non-voting participants, and, with the consent of each Party, consultants, representatives, or advisors involved in the development, manufacture or commercialization of the Licensed Product may attend meetings as non-voting observers; provided, however, that any such Third Party JSC meeting attendees are under obligations of confidentiality and non-use applicable to the Confidential Information of each Party that are at least as stringent as those set forth in ARTICLE XI. Following any JSC meeting, the Administrative Chair will be responsible for preparing and issuing minutes of such meeting within thirty (30) days thereafter. Such minutes will not be finalized until a representative of the other Party has reviewed and confirmed the accuracy of such minutes in writing. If a disagreement regarding the accuracy of such minutes cannot be resolved, the minutes will reflect such disagreement.

3.3.4 Limitations of Powers. The JSC will have only such powers as are specifically delegated to it hereunder and will not be a substitute for the rights of the Parties. Without limiting the generality of the foregoing, the JSC will not have any power to amend this Agreement (without limiting its right to approve amendments to the Development Plans) and the JSC is otherwise subject to the express terms and conditions of this Agreement. Any amendment to the terms and conditions of this Agreement may only be implemented pursuant to Section 17.7 below.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

3.4 Decision-Making.

3.4.1 Subject to the terms of this Section 3.4, the JSC will take action by [***] with each Party having [***], irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives to the JSC of each of the Parties. The JSC members shall use good faith efforts to reach agreement on any and all matters submitted to it. If the JSC fails to reach unanimous consent on a particular matter within thirty (30) days of a Party having requested a formal vote on such matter (or, if such matter is urgent, within seven (7) days of such request), then such dispute will be subject to the resolution procedures described in Section 3.4.2.

3.4.2 In the event of any dispute in the JSC that is not resolved pursuant to the terms of Section 3.4.1, either Party may provide written Notice of such failure (a “Notice of Disagreement”) to the other Party in order to refer such dispute to the Chief Executive Officer of Reata and the Chief Operating Officer or Kyowa Kirin for potential resolution. Following any such Notice of Disagreement, the Chief Executive Officer of Reata and the Chief Operating Officer of Kyowa Kirin will meet at least once in person or by means of live telecommunication (telephone, video, or web conferences) to discuss the matter on which the JSC failed to reach unanimous consent and use their good faith efforts to resolve the matter within thirty (30) days after receipt of the Notice of Disagreement by the applicable Party. If any such disagreement is not resolved by the Chief Executive/Operating Officers or their designees within such thirty (30) day period, then, subject to the restrictions in Section 3.4.4 below, [***] will have the final decision-making authority with respect to any such disagreement relating to any Commercialization in the Territory. In making any such final decision, [***] shall reasonably consider, in good faith, any issues raised by [***] concerning risks that such decision could have a material adverse effect on [***].

3.4.3 Notwithstanding this Section 3.4, any dispute regarding the interpretation of this Agreement, the performance or alleged nonperformance of a Party’s obligations under this Agreement, or any alleged breach of this Agreement will be resolved in accordance with the terms of ARTICLE XVI and shall not be subject to the JSC decision-making.

3.4.4 With respect to any and all JSC decisions regarding clinical studies for Licensed Products within the Field by Kyowa Kirin, the following shall apply:

(a) For clinical studies within the protocols already established in studies by Reata (subject to variations in dose and dosing within the parameters of subsections (i) and (ii) below) and related to the development of Licensed Product for the treatment of chronic kidney disease (“CKD”), [***] shall have final decision-making authority to conduct any such clinical studies that [***];

(b) For clinical studies for the Indication of CKD, but outside of the protocols and parameters described in Section 3.4.4(a), Kyowa Kirin shall provide summaries of such clinical studies and their proposed protocols to Reata. Upon review, if Reata reasonably believes those studies have the potential to adversely affect the safety profile of the Licensed Compound or to adversely impact patient safety, then Reata shall have the right to require an independent panel of medical and scientific reviewers evaluate the proposed study (the “Technical Review Panel”), at Reata’s expense. The Technical Review Panel shall be comprised of three unaffiliated, independent members, and will act by majority vote. The members of the

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

Technical Review Panel will be appointed as follows: (i) within [***] days of Reata’s request for a Technical Review Panel, each Party shall designate (in its sole discretion) an expert with technical expertise in the relevant area to be a member of the Technical Review Panel; (ii) within [***] days of each Party making their member designation, those designated members shall designate another expert with technical expertise in the relevant area to be the third member of the Technical Review Panel, who will serve as the chairman of the panel. Within [***] days of the designation of the entire three-member Technical Review Panel, each Party shall submit a written statement detailing its positions with respect to the safety concerns of Reata that prompted the request for a review by the Technical Review Panel. Promptly after the submission of each Party’s written statements, the Technical Review Panel shall deliver to the Parties, in writing, the Technical Review Panel’s conclusions regarding the safety concerns of Reata, and its recommendations (if any) for modification of Kyowa Kirin’s proposed protocol to address such safety concerns (taking into consideration the requirements for Commercialization Regulatory Approval). In the event the Technical Review Panel agrees with Reata’s safety concerns, [***].

(c) For any animal studies proposed by Kyowa Kirin, and for all proposed Kyowa Kirin clinical studies outside of the CKD indication, Kyowa Kirin shall provide summaries of such clinical studies and their proposed protocols to Reata. Upon review, Reata has final authority to veto the studies if Reata determines, in its sole but reasonable discretion, that Reata has a reasonable basis to believe that the proposed studies present a risk of adversely affecting the safety profile of the Licensed Compound or adversely impacting patient safety.

3.5 Expenses. Each Party will be responsible for all of its own travel and other costs and expenses for its respective members, designees and non-JSC invitees to attend meetings of, and otherwise participate on, the JSC and any subcommittees or working groups.

3.6 Relationship of Parties. Nothing contained in this Agreement shall be deemed to constitute any member of the JSC (or any other committees or sub-teams of the JSC) a partner, agent or legal representative of the other Party, or to create any fiduciary relationship for any purpose whatsoever. Except as may be explicitly provided in this Agreement, no member of the JSC (or any other committee or sub-team of the JSC) shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other member of the JSC (or any other committee of sub-team of the JSC) of the other Party. For the avoidance of doubt, this Agreement is not intended to create and may not be construed to create a partnership, joint venture, or entity of any kind between the Parties.

ARTICLE IV

CLINICAL DEVELOPMENT

4.1 Kyowa Kirin Clinical Development Activities. Subject to, and in accordance with, the terms and conditions of this Agreement and the requirements of all Applicable Laws, Kyowa Kirin will be responsible for, [***], and will use Commercially Reasonable Efforts to conduct (or have conducted), all pre-clinical and clinical trial activities necessary (and those determined by the JSC to be useful and worth pursuing under the circumstances) for the Commercialization of Licensed Product in each country in the Territory as overseen by the JSC in accordance with ARTICLE III (“Clinical Development Activities”). [***].

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

4.2 Clinical Development Data.

4.2.1 Obligations of Kyowa Kirin. All results of all Clinical Development Activities for Licensed Products and any and all other information or data generated by Kyowa Kirin, its Affiliates, Permitted Sublicensees, or any Third Party on behalf of Kyowa Kirin with respect to and in the course of conducting any Clinical Development Activities for Licensed Products, including all data collected or analyzed with respect thereto, and all study reports analyzing such data (collectively, “Kyowa Kirin Clinical Data”) will be (a) used by or for Kyowa Kirin and its Affiliates (and Third Parties acting on their behalf) to support necessary Regulatory Approvals and Commercialization in the Territory, as and to the extent applicable, and (b) provided to Reata (in electronic form if requested by Reata and in or reasonably convertible to such electronic form) by Kyowa Kirin in a reasonable manner (subject to Applicable Laws), which in any event shall not require translation thereof into English by Kyowa Kirin.

4.2.2 Use of Kyowa Kirin Clinical Data. Kyowa Kirin hereby agrees that Reata may use Kyowa Kirin Clinical Data for the performance of its obligations and exercise of its rights under this Agreement and that Reata and its Affiliates, licensees and development partners will have a right of access, a right of reference and a right to use and incorporate all Kyowa Kirin Clinical Data in any regulatory filings for Licensed Products or for other uses with respect to Licensed Products in accordance with Applicable Laws, outside the Territory. For the avoidance of doubt, Reata may provide the foregoing information (and extend the foregoing rights) to its licensees or development partners.

4.2.3 Obligations of Reata. During the Term, and subject to Applicable Laws, Reata will provide Kyowa Kirin with copies (in electronic form if requested by Kyowa Kirin and in or reasonably convertible to such electronic form) of all information or data with respect to Licensed Product (including non-clinical and clinical study data and results, and including all other information or data with respect to and generated in the course of conducting any clinical development activities for Licensed Products, together with all data collected or analyzed with respect thereto, and all study reports analyzing such data) that is (or was prior to the Effective Date) generated by Reata or any Affiliates or licensees or development partners of Reata, or by any Third Parties acting on their behalf, which is necessary or useful for Kyowa Kirin to conduct Clinical Development Activities, obtain any required Regulatory Approvals or perform such other Regulatory Activities under this Agreement or as otherwise reasonably requested in writing by Kyowa Kirin (collectively “Reata Clinical Data”). Reata Clinical Data generated by any Reata Affiliates, licensees or development partners will be provided to Kyowa Kirin reasonably promptly upon receipt by Reata after completion by such Affiliate, licensee or development partner of the final study reports (including individual patient listings) for the relevant data set (and Reata shall require its Affiliates, licensees and development partners to provide such Reata Clinical Data to Reata so as to facilitate such timing and otherwise on a reasonable basis), provided that any Reata Clinical Data generated by an Affiliate, licensee or development partner that is not connected to any such final study reports and not otherwise provided pursuant to other provisions of this Agreement shall be provided to Kyowa Kirin within a reasonable time.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

4.2.4 Use of Reata Clinical Data and Other Licensee Clinical Data. Reata hereby agrees that Kyowa Kirin may use Reata Clinical Data for the performance of its obligations and exercise of its rights under this Agreement and that Kyowa Kirin will have a right of access, a right of reference and a right to use and incorporate all Reata Clinical Data in any Regulatory Filings or for other uses with respect to Licensed Products in accordance with Applicable Laws and this Agreement (including to perform its obligations and exercise its rights hereunder), in the Territory. For the avoidance of doubt, Kyowa Kirin may provide the foregoing information (and extend the foregoing rights) to its Permitted Sublicensees for use within the scope of the permitted sublicense to such Permitted Sublicensee.

4.3 No Debarred Personnel. In performing the Clinical Development Activities, Kyowa Kirin will not use the services of any employee or consultant, who has been debarred by the FDA or any Regulatory Authority, or, to the best of Kyowa Kirin’s Knowledge, is the subject of debarment proceedings by the FDA or any other Regulatory Authority.

4.4 Use of Animals. In connection with any development or Commercialization activities, including Clinical Development Activities undertaken by Kyowa Kirin in connection with Licensed Product, Kyowa Kirin will comply with all Applicable Laws regarding the care and use of experimental animals. All animals used by Kyowa Kirin to evaluate Licensed Compounds will be provided humane care and treatment in accordance with applicable codified veterinary practices in the jurisdiction where such animals are used.

4.5 Development Outside the Territory. As between Kyowa Kirin and Reata, Reata shall be solely responsible and shall have sole discretion and control (at Reata’s sole cost and expense) for all non-clinical, clinical and other development or commercialization activities (including regulatory activities) with respect to Licensed Products outside the Territory. Reata, through the JSC, will keep Kyowa Kirin reasonably informed of all material events and developments, including any Adverse Events, occurring in the course of the non-clinical, clinical and other development activities for Licensed Products outside the Territory. Reata will consider recommendations that Kyowa Kirin may make to Reata regarding aspects of non-clinical and clinical trial and other development activities for Licensed Products outside the Territory that would be particularly helpful in obtaining Commercialization Regulatory Approval for Licensed Products within the Territory, provided, however, Reata shall be under no obligation to accept or act on any such recommendations, and Reata shall have the final decision-making authority with respect thereto. [***].

4.6 Development of the Licensed Compound. Kyowa Kirin agrees that it shall only conduct Clinical Development Activities and other Commercialization activities in the Field in the Territory under this Agreement (and the licenses granted hereunder) for the Licensed Compound and formulations of Licensed Compounds (and Licensed Products comprised of or containing such Licensed Compounds). Reata acknowledges that the exact form of RTA 402 or any Backup Compound, or formulation thereof, may vary, as circumstances warrant, from the exact forms and

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

formulation developed or commercialized outside the Territory. Kyowa Kirin agrees that the Development Plan shall reflect the foregoing, and Reata has full veto rights to halt development by Kyowa Kirin or its Affiliates or Permitted Sublicensees of any compound that is not a Licensed Compound or a formulation thereof.

ARTICLE V

REGULATORY MATTERS

5.1 Regulatory Activities.

5.1.1 Regulatory Activities. Subject to, and in accordance with, the terms and conditions of this Agreement and the requirements of all Applicable Laws, Kyowa Kirin, at its sole cost and expense, will use Commercially Reasonable Efforts to (a) take (or have taken) all actions necessary and file (or have filed) all Regulatory Filings with respect to Licensed Product required to obtain Commercialization Regulatory Approvals in each country in the Territory; (b) respond in a timely fashion to requests for data and information from Regulatory Authorities with respect to Licensed Product; and (c) meet with officials of Regulatory Authorities at such times as may be requested by such Regulatory Authorities with respect to Licensed Product (“Regulatory Activities”). [***]. Without limiting the applicability of the foregoing and the remainder of this ARTICLE V, Kyowa Kirin, through the JSC, will keep Reata reasonably informed of all material events and developments occurring in the course of the Regulatory Activities, including scheduled Kyowa Kirin regulatory strategy discussions and meetings with Regulatory Authorities in the Territory relating to Licensed Product.

5.1.2 Reata Assistance. Upon written request of Kyowa Kirin, Reata will use Commercially Reasonable Efforts to assist Kyowa Kirin in connection with any meetings with, or requests from, Regulatory Authorities in the Territory related to Licensed Product.

5.2 Kyowa Kirin Regulatory Data and Regulatory Approvals.

5.2.1 Regulatory Filings.

(a) Review. The JSC shall create a subcommittee or working group to coordinate communication and the exchange of information between the Parties with respect to Regulatory Filings to be prepared and submitted by or for Kyowa Kirin in the Territory; and without limiting the foregoing, Kyowa Kirin will provide Reata with summaries, overviews or excerpts (including the framework or description of any protocols to be included in such filings) (in English) of all Regulatory Filings prior to filing thereof. It is acknowledged by the Parties that given time constraints, the Regulatory Filing actually submitted by Kyowa Kirin to a Regulatory Authority may vary from the matters discussed by the Parties in the JSC subcommittee or working group because of changes resulting from interactions with Regulatory Authorities and from continued work on such filings by Kyowa Kirin’s regulatory personnel.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

(b) Accelerated Reporting. In the event that Applicable Laws require Kyowa Kirin to report information related to any Regulatory Activity on an accelerated basis such that Kyowa Kirin is unable to comply with Section 5.2.1(a), Kyowa Kirin will nonetheless provide to Reata a prompt and detailed description of the event that triggered the accelerated reporting obligation as soon as reasonably practicable, but in no event later than three (3) Business Days after Kyowa Kirin obtains actual knowledge of such triggering event.

(c) Copies. Subject to Applicable Laws, Kyowa Kirin will provide to Reata: (i) compact discs containing each Regulatory Filing as submitted to Regulatory Authorities and all Kyowa Kirin Regulatory Data specific thereto (in the original language in which it was filed) promptly following such submission, (ii) synopses (in English) of material written communications to Kyowa Kirin from any Regulatory Authority in the Territory with respect to Regulatory Filings, reasonably promptly following receipt thereof (taking into account the time required to prepare such summaries after such submission of such Regulatory Filings), and (iii) a brief statement of any material changes in the final Regulatory Filings from the summaries previously provided by Kyowa Kirin to Reata. Reata will have a right of access, a right of reference and the right to use and incorporate all Kyowa Kirin Regulatory Data in connection with Licensed Products and in a manner consistent with the terms of this Agreement (e.g., outside the Territory except to the extent required to perform any of its obligations hereunder). For the avoidance of doubt, Reata may provide copies of Regulatory Filings (and extend its right of access, right of reference and the right to use and incorporate all Kyowa Kirin Regulatory Data in connection with Licensed Products into regulatory submissions outside of the Territory) to its licensees or development partners with respect to Licensed Products.

5.2.2 Regulatory Meetings in the Territory. Kyowa Kirin will provide Reata (through the JSC) with advance notice of any formal, scheduled meetings with any Regulatory Authority in the Territory (including any meetings related to the final positioning of labeling and safety claims within the original and subsequent regulatory submissions), and Kyowa Kirin will provide a brief description of the topics to be presented or discussed at that meeting. Subject to Applicable Laws, Kyowa Kirin shall allow Reata to attend any such meeting as an observer (without any obligation on Reata to do so).

5.2.3 Ownership of Kyowa Kirin Regulatory Data. Kyowa Kirin will hold title to all Kyowa Kirin Regulatory Data, including Regulatory Filings and Regulatory Approvals; provided, that, Kyowa Kirin will file for and obtain Regulatory Filings and Regulatory Approvals in such manner as may be required under (but solely to the extent reasonably practicable under) the Applicable Laws of the applicable countries within the Territory to allow for (if reasonably practicable) the expeditious transfer thereof to Reata or Reata’s designee pursuant to Section 15.8 upon certain terminations of this Agreement.

5.3 Provision of Regulatory Information to Kyowa Kirin. Reata will use Commercially Reasonable Efforts to assist Kyowa Kirin in connection with its conduct of all Regulatory Activities. Without limiting the foregoing, Reata shall (a) provide Kyowa Kirin with copies of any United States and European (including for both the EU and for countries within Europe) regulatory filings for Licensed Product filed by or on behalf of Reata as necessary or useful for Kyowa Kirin to make Regulatory Filings for Licensed Product in the Territory, (b) provide Kyowa Kirin with copies of any United States and European (including for both the EU

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

and for countries within Europe) regulatory filings for Licensed Product filed by or on behalf of Reata’s licensees or development partners as necessary or useful for Kyowa Kirin to make Regulatory Filings for Licensed Product in the Territory, and (c) supply, and grant Kyowa Kirin the right to reference to, any other data that is Controlled by Reata or its licensees or development partners (anywhere in the world) that is necessary or required by Applicable Laws to allow Kyowa Kirin to meet its regulatory filing obligations with respect to Licensed Products in the Territory. Kyowa Kirin will have a right of access, a right of reference and the right to use and incorporate all regulatory filings and information provided to it pursuant to this Section 5.3 and any other Reata Regulatory Data solely to support Kyowa Kirin’s Regulatory Activities and Commercialization of Licensed Product in the Territory (and otherwise perform its obligations and exercise its rights hereunder) and in accordance with the terms of this Agreement. For the avoidance of doubt, Kyowa Kirin may provide the foregoing information (and extend the foregoing rights) to its Permitted Sublicensees for use within the scope of the permitted sublicense to such Permitted Sublicensee.

5.4 Safety; Adverse Event Reporting.

5.4.1 Pharmacovigilance and Drug Safety Data. Kyowa Kirin will be responsible, at its sole cost and expense, for: (a) collecting all pharmacovigilance and other drug safety data for Licensed Product in the Territory as required by Applicable Laws; and (b) reporting any such data, including Adverse Events in the Territory, to the applicable Regulatory Authorities in the Territory, as appropriate to be in compliance with all Applicable Laws, including entry into the global safety database in CIOMS format (in English). Kyowa Kirin will provide Notice, including by email or by notification systems built into such database, to Reata of such global database entries within the time period required by FDA regulations for the type of event involved. Kyowa Kirin expressly acknowledges Reata can and will provide information received by Reata pursuant to this Section 5.4 to any Affiliates, licensees or development partners engaged in commercialization activities outside of the Territory. Upon reasonable prior notice and during normal business hours (and no more than once per year), Reata has the right to review Kyowa Kirin’s internal processes and procedures for the collection and processing of safety data relating to Licensed Product. Reata will set up, hold and maintain (at Reata’s sole cost and expense) the global safety database for Licensed Products. Reata shall enter into such database all pharmacovigilance and other drug safety data for Licensed Product (including Adverse Events) outside the Territory as required by Applicable Laws (including any such data collected by licenses and collaboration partners). Reata shall provide Kyowa Kirin with ready access to such database, including to the Adverse Event information contained therein and Reata expressly acknowledges that Kyowa Kirin can and will provide information received by Kyowa Kirin from such database to any Permitted Sublicensees engaged in Commercialization activities in the Territory.

5.4.2 Safety Agreement. Within [***] months of the Effective Date of this Agreement, the JSC will develop a mutually acceptable safety agreement (to be agreed upon and executed by both Parties) setting forth the Parties’ respective obligations in detail regarding pharmacovigilance and the exchange of drug safety data.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

5.5 Recalls and Voluntary Withdrawals.

5.5.1 For each country in the Territory, Kyowa Kirin and Reata will, through the JSC, confer and coordinate regarding their respective internal standard operating procedures (and any changes thereto) regarding product recalls and the treatment of and response to product complaints and inquiries as to safety, quality or efficacy that would be relevant to the Licensed Products.

5.5.2 If either Party becomes aware of information about a Licensed Product indicating that it may not conform to the Specifications or that there are potential adulterations, misbranding and/or other material adverse issues regarding safety of a Licensed Product (or otherwise that a recall or withdrawal of a Licensed Product is potentially at issue), it will as soon as practical (but in any event within such period as the Parties may mutually establish to ensure their respective compliance with Applicable Law) so notify the other Party. With respect to the Territory, the Parties will promptly meet to discuss such circumstances and to consider appropriate courses of action, including Licensed Product recalls. Unless agreed by the Parties in writing, Kyowa Kirin will make any decisions regarding, and implement and be responsible, at its sole expense (except as provided below), for all recalls of Licensed Product in the Territory, and will maintain complete and accurate records of any Licensed Product recall for such periods as may be required by legal requirements. Notwithstanding the foregoing, Reata shall reimburse Kyowa Kirin for the reasonable and necessary out-of-pocket expenses incurred by Kyowa Kirin for any recalls of Licensed Products (or API) manufactured or supplied by or for Reata to Kyowa Kirin hereunder to the extent attributable to the failure of such Licensed Product or API to conform to the Specifications or to be manufactured in compliance with Applicable Laws, which failure was due to negligence or was known to Reata (or its suppliers) or could reasonably have been discovered by Reata (or its suppliers) with the application of reasonable and customary quality assurance and quality control practices or the application of GMPs, and such failure could not have been identified or detected by Kyowa Kirin (or if applicable its Permitted Sublicensees) through its application of reasonable and customary quality assurance and quality control practices, or other inspections or activities required under Applicable Law with respect to such Licensed Products, prior to distribution of the Licensed Product in the Territory.

5.6 Inspection Rights. Not more than [***], if Reata has any reasonable concerns regarding Kyowa Kirin’s storage or handling of any Licensed Products, Reata will have the right, at Reata’s expense and on not less than [***] days prior notice, to inspect the facilities where Kyowa Kirin or its Affiliates store or handle, or have stored or handled, any Licensed Products and to audit the procedures of Kyowa Kirin or its Affiliates for the storage and handling of Licensed Products for purposes of quality control.

5.7 Governmental Inspections and Inquiries. Kyowa Kirin will advise Reata promptly, but in no event later than [***] days after Kyowa Kirin’s receipt of notice thereof, of any planned Regulatory Authority visit to the portion of the facilities of Kyowa Kirin or its Affiliates where Licensed Product is stored or handled or any material written inquiries by a Regulatory Authority concerning such facilities, the procedures of Kyowa Kirin or its Affiliates for the storage or handling of Licensed Products, or the Commercialization of Licensed Product in the Territory.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

If the Regulatory Authority makes an unannounced or unplanned visit, or if Kyowa Kirin does not have at least [***] days notice of the visit, Kyowa Kirin will inform Reata of the visit as soon as reasonably practicable, but in no event later than [***] Business Days after Kyowa Kirin obtains actual knowledge of the visit. Kyowa Kirin will inform Reata, as soon as practicable, regarding the purpose and result of such visit or inquiry, and will provide to Reata copies of any minutes of the inspection generated by Kyowa Kirin (in English if available, without any obligation to translate) promptly following such inspection and any report or correspondence (in English if available, without any obligation to translate) provided by Kyowa Kirin, or any Affiliate, as the case may be, to the Regulatory Authority or issued by or provided by the Regulatory Authority to Kyowa Kirin, or any Affiliate, as the case may be, in connection with such visit or inquiry. If English translations of these materials are not available, then Kyowa Kirin will advise Reata of the material aspects of such minutes and correspondence at the JSC meetings.

5.8 Regulatory Matters Outside the Territory. Reata, through the JSC, will keep Kyowa Kirin reasonably informed of all material events and developments occurring in the course of the regulatory activities with respect to Licensed Products outside the Territory, including the overall content and outcome of any strategy discussions and meetings with applicable regulatory authorities outside the Territory relating to Licensed Product.

5.9 Development in China. Within [***] of the approval of the NDA for the Licensed Product in the United States and the FDA’s issuance of the Certificate of Pharmaceutical Product for such Licensed Product (with such [***] period commencing on the first date when both of the foregoing events has occurred), or within such other time period as agreed between the Parties, Kyowa Kirin shall file an IND in China for the Licensed Product within the Field and thereafter Kyowa Kirin shall use Commercially Reasonable Efforts to obtain Regulatory Approval of such Licensed Product in China. In the event that Kyowa Kirin has not submitted an IND within the [***] period specified above (and Kyowa Kirin has failed to cure such breach within [***] days following notice thereof), or in the event that Kyowa Kirin has breached its obligation to use Commercially Reasonable Efforts to obtain Regulatory Approval of such Licensed Product in China (and Kyowa Kirin has failed to cure such breach following notice thereof in accordance with Section 15.4), and in either case Reata elects to regain its rights under this Agreement as to China, Reata will provide Notice to Kyowa Kirin and reversion of all rights granted under this Agreement, as to China (but with no effect on the rest of the Territory hereunder), will be immediately effective upon the giving of such notice.

ARTICLE VI

SALES AND MARKETING; DILIGENCE OBLIGATIONS

6.1 Sales and Marketing Activities. Subject to, and in accordance with, the terms and conditions of this Agreement and the requirements of all Applicable Laws, Kyowa Kirin, at its sole cost and expense, will have the sole responsibility, and will use Commercially Reasonable Efforts, to develop (or have developed) a sales force and to market and sell (or have marketed and sold) the Licensed Product(s) in each country in the Territory (“Sales and Marketing Activities”); and in any event Kyowa Kirin will achieve the First Commercial Sale in each country in the Territory reasonably promptly after obtaining Commercialization Regulatory Approval for such Licensed Product in such country.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

6.2 Marketing Plan. Without limiting the generality of the other provisions of this ARTICLE VI, Kyowa Kirin will prepare and submit to Reata a plan containing the strategy and proposed activities (described generally) for marketing and selling Licensed Product in each country in the Territory (as updated pursuant to this Section 6.2, the “Marketing Plan”). Kyowa Kirin will submit a proposed draft of the Marketing Plan for a country to the JSC for approval by the JSC no later than [***] prior to the anticipated date of the First Commercial Sale of any Licensed Product in such country. Kyowa Kirin will deliver to the JSC an update of the relevant sections of the Marketing Plan from time to time during the Term, and in no case less than [***] during the [***] following the First Commercial Sale in the applicable country. Updates to the Marketing Plan will reflect, among other things, each new Indication in the Field for which the Licensed Product has received Commercialization Regulatory Approval. All decisions regarding the day-to-day conduct of Sales and Marketing Activities within the Territory in a manner consistent with the Marketing Plan will be determined solely by Kyowa Kirin.

6.3 Sales Forecasts. Pursuant to ARTICLE VIII, Kyowa Kirin will provide certain forecasts with respect to its commercial requirements for sale of Licensed Products in the Territory in accordance with the terms and conditions therein.

6.4 Pricing. Kyowa Kirin will have full authority to determine prices for the sale of Licensed Products in the Territory.

6.5 Labeling and Patent Rights Marking. Subject to Applicable Law, Kyowa Kirin will identify Reata as the licensor or manufacturer of the Licensed Product using the Reata Trademarks designated by Reata for such use in certain mutually agreed promotional materials for Licensed Product in the Territory where such identification is appropriate, in a manner approved in advance in writing by both Parties and in accordance with (and subject to) the Trademark License set forth in Section 2.3. To the extent reasonably and customary in the industry for such products, Kyowa Kirin will mark all Licensed Product sold by Kyowa Kirin with appropriate Product Trademarks and patent numbers to the extent permitted by Applicable Law in the country within the Territory where such Licensed Product is sold. Kyowa Kirin may, in its sole discretion, include any Kyowa Kirin Trademarks on the Licensed Products, and on the labels, packaging, promotional materials and other materials therefor.

6.6 Medical Affairs Activities. Subject to, and in accordance with, the terms and conditions of this Agreement and the requirements of all Applicable Laws, Kyowa Kirin will be responsible for and will bear all costs of execution of all Medical Affairs Activities in the Territory performed by or for Kyowa Kirin. Such activities will be conducted in a manner consistent with the Medical Affairs Plan and coordinated by the JSC in accordance with ARTICLE III. Except as required or permitted by Applicable Law, Kyowa Kirin acknowledges that it cannot conduct an investigation or initiate a post-marketing clinical study that is not specifically related to any Indication in the Field included on the label or in the package insert for Licensed Products.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

6.7 Medical Affairs Plan. Kyowa Kirin will prepare and submit to the JSC for JSC’s review a plan containing the strategy and proposed Medical Affairs Activities (described generally) in the Territory with respect to Licensed Products for use in the Field (as updated pursuant to this Section 6.7, the “Medical Affairs Plan”). Kyowa Kirin will submit a proposed draft of the Medical Affairs Plan to the JSC no later than [***] prior to the anticipated date of the First Commercial Sale of each Licensed Product and will submit an updated Medical Affairs Plan to the JSC no later than [***] prior to the anticipated date of the First Commercial Sale of each Licensed Product. Kyowa Kirin will deliver an update of the relevant sections of the Medical Affairs Plan from time to time during the Term, and in no case less than [***] following the First Commercial Sale. Updates to the Medical Affairs Plan will reflect, among other things, each new Indication in the Field for which the Licensed Product has received Commercialization Regulatory Approval and countries within the Territory in which Medical Affairs Activities will be conducted for Licensed Product. The Medical Affairs Plan and all updates will be reviewed and discussed by the JSC. Kyowa Kirin will in good faith consider the reasonable comments provided by Reata to the Medical Affairs Plan in light of potential risks that such Medical Affairs Plan; and if such risks could have, or are having, a material adverse scientific, clinical, medical, regulatory or commercial impact on (a) obtaining regulatory approval for the manufacture, use or sale of Licensed Product outside the Territory, or (b) commercialization of Licensed Product outside of the Territory, then subject to Section 3.4, the JSC may decide to revise the applicable Medical Affairs Plan to address such concerns and resubmit it to the JSC for review in the same manner. Kyowa Kirin will make Commercially Reasonable Efforts to carry out and perform the plan, strategy and activities set forth in the Medical Affairs Plan within any applicable timelines contained therein. Kyowa Kirin will not engage in any Medical Affairs Activities with respect to Licensed Product in a manner that is inconsistent with or outside the scope of the Medical Affairs Plan.

6.8 Marketing and Promotional Literature. All marketing and promotional literature related to Licensed Product and prepared for use in the Territory by Kyowa Kirin will be prepared in a manner consistent with Applicable Laws. In certain marketing and promotional literature (as provided for in Section 6.5), Reata will be presented and described as the Party who developed the Licensed Product.

6.9 Marketing and Sales and Medical Affairs Outside the Territory. Beginning [***], Reata, through the JSC, will keep Kyowa Kirin reasonably informed of all material activities and developments with respect to the marketing and sale of Licensed Products outside the Territory. Furthermore, Reata will provide to Kyowa Kirin (a) summaries of marketing plans of Reata (but excluding those of its Third Party licensees and collaboration partners) containing the strategy and proposed activities (described generally) for marketing and selling Licensed Products outside the Territory (together with updates at least [***]), and (b) summaries of medical affairs plans of Reata (but excluding those of its Third Party licensees and collaboration partners) containing the strategy and proposed medical affairs activities (described generally) outside the Territory with respect to Licensed Products for use in the Field (together with updates from time to time). Reata shall reasonably discuss and consult with Kyowa Kirin through the JSC with respect to the foregoing activities and such marketing and medical affairs plans.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

ARTICLE VII

FINANCIAL TERMS

7.1 Upfront Payment. Within fifteen (15) Business Days after the Effective Date of this Agreement, Kyowa Kirin will pay to Reata a non-refundable, non-creditable, initial license fee of thirty-five million United States dollars (US$35,000,000) (“Upfront Payment”).

7.2 Milestone Payments.

7.2.1 Regulatory Milestones. In consideration for the rights granted to Kyowa Kirin under this Agreement, Kyowa Kirin will make the following one-time, non-refundable, non-creditable payments to Reata within thirty (30) days after the first achievement by Kyowa Kirin or its Affiliate of each of the following milestone events for a Licensed Product (each a “Regulatory Milestone Payment”). If any given Regulatory Milestone Payment is due (except for any of the Regulatory Milestone Events for countries other than Japan, which shall not trigger any of the preceding milestones), and one or more preceding Regulatory Milestone Payments have not been paid for any reason, then payment of all preceding unpaid Regulatory Milestone Payments will be paid at such time as well. For the avoidance of doubt, each of the following milestones (and corresponding Regulatory Milestone Payment) shall be payable only once.

Regulatory Milestone Event	Regulatory Milestone Payment (US$)
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

7.2.2 Sales Milestones. In addition to the milestone payments contemplated by Section 7.2.1, Kyowa Kirin will make each of the following one-time, non-refundable, non-creditable payments to Reata within sixty (60) days from the end of the Calendar Quarter in which the Milestone Event (each a “Sales Milestone Payment”) described in the table below is first achieved by Kyowa Kirin and its Affiliates with respect to Net Sales of Licensed Products. If two or more of the following events occur within the same Calendar Year, the later Milestone

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

Event will be deemed to be achieved on the first day of the next Calendar Year and the corresponding payments will be made within sixty (60) days of that date. For the avoidance of doubt, each of the following milestones (and corresponding Sales Milestone Payment) shall be payable only once.

Sales Milestone Event (US$)	Sales Milestone Payment (US$)
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]
[***]	$	[***]

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

7.3 Sales Royalties. During the Royalty Term for each country in the Territory, Kyowa Kirin will pay to Reata royalties (“Sales Royalties”) based on the aggregate Net Sales of Licensed Products in each Calendar Year at the rates set forth below (annual Net Sales are determined on a Calendar Year basis):

Annual Net Sales in Japan ( Japanese ¥)	Royalty (%)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

Annual Net Sales in China (US$)	Royalty (%)
[***]	[***]
[***]	[***]

Annual Net Sales in other countries in the Territory (not including Japan and China) (US$)	Royalty (%)
[***]	[***]

Each royalty payment will be non-refundable and non-creditable against any other payments due hereunder. Kyowa Kirin will make royalty payments to Reata hereunder in arrears, within sixty (60) days from the end of each Calendar Quarter in which the underlying Net Sales occur. Each royalty payment will be accompanied by a report for each country in the Territory in which sales of any Licensed Products occurred in the Calendar Quarter, specifying: (a) the gross sales (if available) and Net Sales (including a statement of the aggregate deductions taken from gross sales in the calculation of Net Sales) on a Licensed Product-by-Licensed Product and country-by-country basis, in each country’s currency; (b) the applicable royalty rate under this Agreement; (c) the royalties payable in the country’s currency where the Net Sales occurred; (d) the applicable exchange rate to convert from each country’s currency to United States dollars under Section 7.7; and (e) the royalties payable in United States dollars. For the avoidance of doubt, no royalties shall be due or payable by Kyowa Kirin with respect to Net Sales of Licensed Products in a given country after the end of the Royalty Term in such country.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

7.4 Royalty Adjustments. The Sales Royalties payable by Kyowa Kirin hereunder shall be reduced in certain circumstances as follows:

7.4.1 Adjustments For Generic Competition. If a Generic Product (as defined below) is commercially launched or sold in a country in the Territory, and the sales of such Generic Product (in terms of quantities of units sold) in such country reaches or exceeds a specified percentage (“Specified Percentage”) of the quantities of Licensed Products sold by Kyowa Kirin or its Affiliates in such country (as measured by IMS data or similar metrics) in a given Calendar Quarter, then the Sales Royalties payable with respect to any Net Sales of Licensed Products in such country shall be reduced in the Calendar Quarter in which the Specified Percentage is first reached and in all subsequent Calendar Quarters during the Royalty Term for such country, by reducing the base royalty rate otherwise applicable in Section 7.3 by the percentage amount specified below as follows:

Specified Percentage	Reduction in Base Royalty Rate
Below [***]%	[***]	%
At [***]% and between [***]% and [***]%	[***]	%
At [***]% and between [***]% and [***]%	[***]	%
At or above [***]%	[***]	%

The reduced royalty rate will be rounded to the nearest [***]% when calculating the Sales Royalties due hereunder.

Examples:

If the Specified Percentage is [***]% in Japan, then the applicable royalty rate for Japan for the first tier of sales would be reduced from [***]% to [***]% (a [***]% reduction); and the royalty rates for Japan for the other tiers would be reduced similarly. Royalty rates in other countries would not be affected.

If the Specified Percentage later increases to [***]% in Japan, then the applicable royalty rate for Japan for the first tier of sales would be reduced from [***]% to [***]% (a [***]% reduction); and the royalty rates for Japan for the other tiers would be reduced similarly. Royalty rates in other countries would not be affected.

If the Specified Percentage reaches [***]% in Japan, then the applicable royalty rates for Japan for all tiers would be reduced to [***] (a [***]% reduction) and [***] royalties shall be due for Japan. Royalty rates in other countries would not be affected.

For purposes of the foregoing, a “Generic Product” means a Third Party product (a) that contains the same Licensed Compound as the applicable Licensed Product; and (b) has received Commercialization Regulatory Approval through an expedited regulatory approval process governing approval of generic products.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

7.4.2 Third Party Royalty; Anti-Royalty Stacking Adjustment. Reata shall be solely responsible for any and all amounts due to any Third Party under any agreement entered into by and between Reata and such Third Party, including under the Dartmouth License and any other agreements listed on Exhibit B hereto. Except as otherwise provided in Section 13.7, with respect to royalties payable by Kyowa Kirin or its Permitted Sublicensees to a Third Party under a license for a patent that claims or covers the Licensed Product, on account of sales of such Licensed Product in a particular country, Kyowa Kirin may offset up to [***] percent ([***]%) of such Third Party royalties against the Sales Royalty payments that would otherwise have been payable by Kyowa Kirin to Reata with respect to Net Sales of such Licensed Product in such country pursuant to Section 7.3 above, provided that the maximum reduction effected pursuant this Section 7.4.2 shall not exceed [***] percent ([***]%) of the royalties otherwise payable to Reata under such Section 7.3 above after application of any additional reductions under Section 7.4.1 above (if any).

7.5 Method of Payment. Unless otherwise expressly provided, each Party will make payments owed to the other Party hereunder in arrears, within thirty (30) days from the end of each calendar month in which such payment accrues. All payments due to Reata hereunder, including Upfront Payments, Milestone Payments, Sales Royalties and Licensed Product supply payments, will be made by wire transfer of immediately available funds in United States dollars to a bank account or bank accounts designated by Reata.

7.6 Interest on Overdue Payments. Any amounts not paid by either Party when due under this Agreement will be subject to interest from and after the date payment is due through and including the date upon which such Party makes such payment in immediately available funds at an annual rate equal to the sum of [***] basis points over the prime rate of interest quoted in the Money Rates section of the Wall Street Journal (New York Edition), calculated daily on the basis of a three hundred sixty (360) day year, or similar reputable data source, or if lower, the maximum rate permitted by Applicable Law.

7.7 Foreign Currency Exchange. For any currency conversion from the currency of one country in which Licensed Products are sold into United States dollars (or another currency if applicable) required in determining the amount of Net Sales or any royalties due hereunder, such conversion shall be calculated at the conversion rate as reported in the Wall Street Journal (New York Edition) (or if that is no longer published, at the exchange rate reported by The Bank of Tokyo-Mitsubishi UFJ, Ltd.) on the last Business Day of the applicable quarterly period in which the Net Sales are determined.

7.8 Taxes.

7.8.1 No Withholdings. All payments required to be made by one Party to the other Party under this Agreement shall be made free and clear of, and without reduction for, withholding Tax or similar Taxes; provided, however, that if a Party or any of its Affiliates shall be

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

required to deduct or withhold any such Taxes from payments made under this Agreement under Applicable Law, then such Party or its Affiliates, as applicable, shall make such deduction or withholding form such payment and pay the full amount deducted or withheld to the relevant governmental authority in accordance with Applicable Law. If under Applicable Law such Tax is required to be deducted or withheld, the paying Party or its Affiliates will promptly furnish the other Party with reasonable evidence of such deduction or withholding and payment thereof to the relevant governmental authority, in electronic or written form. The Parties will reasonably cooperate in completing and filing documents required under the provisions of any Applicable Law in connection with the making of any required Tax payment or withholding payment, or in connection with any claim to an exemption from, reduction of, or a refund of or credit for any such payment to the extent available under Applicable Law.

7.8.2 Other Tax Liability. Except as provided to the contrary in this Agreement, each Party shall be solely responsible for all federal, state and local Tax liability arising from this Agreement imposed on such Party by the taxing authority of a jurisdiction in which such Party is resident or is otherwise subject to such Tax liability. In the case of value added or similar taxes incurred by a Party with respect to payments made to a Party hereunder or the activities underlying such payments (“VAT”), each Party and their Affiliates will use Commercially Reasonable Efforts to secure available exemption(s) from VAT and/or to cooperate with the other Party’s efforts to obtain maximum recovery of VAT paid or incurred by such Party or any Affiliate, to the extent permitted by Applicable Law.

7.8.3 Payments Treated as Royalties for Tax Purposes. The Parties agree that, to the extent consistent with Applicable Law, the Upfront Payment, the Milestone Payments, and the Sales Royalties are payments received as consideration for the use of, or the right to use, a patent or patents, a secret process, or information concerning industrial, commercial or scientific experience within the meaning of the Income Tax Convention for the Avoidance of Double Taxation between Japan and the United States. Accordingly, the Upfront Payment, the Milestone Payments, and the Sales Royalties constitute “royalties” for Tax purposes, and the Parties intend and agree (to the extent consistent with Applicable Law) to treat them as such for Tax purposes.

7.9 Prohibited Payments. Notwithstanding any of the provision of this Agreement, if Kyowa Kirin is prevented from paying any payments by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payment may be paid by depositing funds in the currency in which it accrued to Reata’s account in a bank reasonably acceptable to Reata in the country whose currency is involved.

ARTICLE VIII

REATA SUPPLY OF LICENSED PRODUCT; SPECIFICATIONS

8.1 Reata Obligation to Supply Licensed Product. Kyowa Kirin will obtain [***] percent ([***]%) of its and its Affiliates’ requirements of Licensed Product for Commercialization in the Territory from Reata, and Reata agrees to manufacture or have manufactured and supply to Kyowa Kirin [***] of Kyowa Kirin’s and its Affiliates’ requirements of Licensed Product for Commercialization in the Territory, in all such cases except to the extent otherwise provided in, and in any event subject to and in accordance with, the terms of, this ARTICLE VIII.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

8.2 Supply of Licensed Product for Development. Subject to the terms and conditions of this Agreement, Reata shall use Commercially Reasonable Efforts to supply Kyowa Kirin with quantities of Licensed Product required for Kyowa Kirin’s and its Affiliates’ development of Licensed Products in the Territory (including for use in Clinical Development Activities and non-clinical studies) in accordance with Kyowa Kirin’s forecasts and orders therefor, as provided below. Kyowa Kirin shall use Licensed Product supplied by Reata under this provision solely to conduct its development activities in accordance with the terms and conditions of this Agreement, and shall not use such Licensed Product for any other purpose.

8.2.1 Forecasts and Orders. Kyowa Kirin shall keep Reata reasonably informed of its anticipated requirements of Licensed Products for Clinical Development Activities and other development activities in the Territory through the JSC and the Development Plan. Kyowa Kirin shall order Licensed Products for use in development from Reata by providing Reata with a binding purchase order (consistent with the terms and conditions of this Agreement) indicating the quantities of Licensed Products ordered for development purposes, the requested delivery date (at least [***] days after the date of the purchase order) and the destination delivery location. Upon receipt of any such binding purchase order, Reata shall use reasonable efforts to manufacture and supply the Licensed Products in accordance therewith. Within [***] business days of receiving a binding purchase order, Reata shall notify Kyowa Kirin with confirmation of such purchase order and also with the expected shipping and delivery dates (using reasonable efforts to designate such expected delivery dates close to the delivery dates requested by Kyowa Kirin). Reata shall make deliveries of Licensed Product as soon as practicable, and shall use reasonable efforts to meet any expedited dates requested by Kyowa Kirin, provided that Kyowa Kirin shall be liable for any additional costs related to any requested expedited delivery schedule.

8.2.2 Cost of Supply of Licensed Product for Development. The price for Licensed Product provided by Reata to Kyowa Kirin for use in development (including Clinical Development Activities) in the Territory shall be at [***], plus applicable sales tax (if any).

8.2.3 Delivery by Reata. Reata shall (a) deliver the Licensed Products FCA Reata’s or the Third Party Manufacturer’s facility (Incoterms 2000), (b) if requested by Kyowa Kirin arrange delivery of Licensed Product to the location designated in Kyowa Kirin’s order and arrange insurance covering Licensed Product during delivery pursuant to Kyowa Kirin’s written instructions and obtain any necessary export permits for such delivery, at Kyowa Kirin’s sole expense, (c) deliver all Licensed Product by the delivery dates established under Section 8.2.1 and otherwise in conformance with Kyowa Kirin’s order (except that Reata may elect to split the order into multiple shipments so long as the delivery dates for the entire order are not materially delayed thereby). Title to and risk of loss in Licensed Product shall pass to Kyowa Kirin upon delivery to the common carrier for delivery to Kyowa Kirin (each, a “Delivery”), and Kyowa Kirin shall be responsible for freight, delivery and insurance charges incurred in delivering the Licensed Product to Kyowa Kirin’s designated delivery destination(s) (to the extent not already included in the Manufacturing Costs). Reata shall provide appropriate documentation (including certificates of analysis, GMP declaration statements and other documentation required by Regulatory Authorities or otherwise to comply with Applicable Laws) with all shipments of Licensed Products hereunder.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

8.2.4 Responsibility of Kyowa Kirin. Kyowa Kirin shall have the responsibility, at its own expense, for (a) obtaining any necessary permits for the import into the Territory; (b) all customs, duties and other governmental charges relating to import of Licensed Product from the manufacturing site to Kyowa Kirin; (c) the importation and sale of Licensed Product in the Territory; (d) storing and clearing Licensed Product through all customs and importation requirements for the Territory; (e) having Licensed Product delivered to Kyowa Kirin’s labeling and packaging facility; and (f) conducting quality control testing, retention of samples and lot release, labeling and packaging of Licensed Product for distribution in the Territory, and conducting any and all release testing required in the Territory, all in full compliance with all Applicable Laws.

8.2.5 Manufacturing Compliance and Quality Assurance by Reata. Reata shall manufacture or have manufactured all Licensed Products in accordance with GMP and other Applicable Laws. For all Licensed Products delivered to Kyowa Kirin under this Section 8.2, Reata will conduct quality control, or will cause its Third Party Manufacturing contractor to conduct such testing, for compliance with Specifications and testing required for compliance with Applicable Laws, including GMP. Reata will conduct a quality assurance review of all applicable documents and activities for compliance with Applicable Laws, including GMP, with respect to Licensed Products prior to shipment thereof.

8.2.6 Limited Warranties. Reata represents and warrants to Kyowa Kirin that the Licensed Product supplied pursuant to this Section 8.2 shall (a) be manufactured in accordance with GMP and other Applicable Laws, and (b) conform with the Specifications therefore in all material respects.

8.2.7 Nonconforming Licensed Product.

(a) Acceptance and Rejection by Kyowa Kirin. Each shipment of Licensed Product shall contain such quality control certificates and other documentation as are necessary to show that Licensed Product conforms to the Specifications in all material respects at the time of Delivery and were manufacturing in compliance with GMP and other Applicable Laws. In the event that Kyowa Kirin determines within [***] days of Kyowa Kirin’s receipt of each shipment of Licensed Products that any such Licensed Product did not materially conform with the Specifications at the time of Delivery or otherwise comply with the product warranty in Section 8.2.6 or the requirements of the order (such as matching the quantities ordered), Kyowa Kirin shall provide Notice to Reata thereof, and, if requested by Reata, ship a sample portion of the affected Licensed Products to Reata or its designated Third Party manufacturing site, freight prepaid and properly insured, along with a reasonably detailed statement of the claimed non-conformity and copy of Reata’s invoice therefor. Kyowa Kirin shall retain the balance of the Licensed Product that is subject to review subject to resolution of the rejection and further disposition in accordance with this Section.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

(b) Replacement by Reata. In the event that Reata agrees that the returned Licensed Product was non-conforming (or such non-conformance is confirmed under Section 8.2.7(c) below), Reata shall replace all of such non-conforming units of Licensed Product, at no cost to Kyowa Kirin, and Reata shall as soon as practicable deliver to Kyowa Kirin, freight prepaid, all replacement units of Licensed Product, along with reimbursement of the shipment and insurance charges for return of the non-conforming Licensed Product. Kyowa Kirin shall dispose of all non-conforming Licensed Product at its own expense, or return such non-conforming Licensed Product to Reata at Reata’s expense, as directed by Reata in its sole discretion. In the event that the quantities of Licensed Products delivered to Kyowa Kirin (in one or more shipments) do not match the quantity ordered in any material respect, Kyowa Kirin may, at its option, (i) reject the entire shipment if Reata fails to correct such error within a reasonable period of time after its receipt of Notice of such error, in which case it shall have no obligation to pay for it and, upon Reata’s request and at Reata’s sole expense, such shipment shall be returned to Reata, (ii) accept the entire shipment (and pay for the quantities shipped in accordance with this Agreement) and, if (and only if) Kyowa Kirin so requests in the event of a shortfall in such shipment, Reata shall promptly ship (such shipping at Reata’s sole expense) the additional Licensed Products required to make up such shortfall, or (iii) if the amount shipped exceeds the amount ordered by a material amount, accept only the amount ordered, in which case upon Reata’s request and at Reata’s sole expense, such additional quantities shall be returned to Reata.

(c) Disputes Over Non-Conforming Licensed Product. In the event that Reata disagrees with Kyowa Kirin’s rejection because the Licensed Products are in fact conforming, the Parties shall cooperate to have both Kyowa Kirin’s returned samples and Reata’s retained samples from the same production batch of Licensed Products in dispute analyzed by a mutually acceptable independent testing laboratory of recognized reputation in the pharmaceutical industry, using the analytical methods, tests and criteria for conformance set forth in the Specifications. The out-of-pocket external costs of such arrangement shall be shared equally by the Parties, unless and until an alternative determination is made as provided below. The results of such laboratory testing shall be conclusive and binding on the Parties on the issue of compliance of such units of Licensed Product with the Specifications at the time of Delivery. If such independent testing laboratory determines that Kyowa Kirin’s returned samples of such Licensed Product conform to the Specifications, then (i) the applicable Licensed Product shall be deemed to have been improperly rejected by Kyowa Kirin, and (ii) Kyowa Kirin shall bear the cost of the independent laboratory testing and, solely if Kyowa Kirin so requests the return shipment thereof, all out-of-pocket external costs and expenses of returning the improperly rejected Licensed Product to Kyowa Kirin. If such independent testing laboratory determines that Kyowa Kirin’s returned samples of such Licensed Product did not conform to the Specifications and that such returned samples conform to the samples for such batch retained by Reata, then Reata shall bear the cost of the laboratory testing, as well as the costs associated with properly-rejected Licensed Product described in subsection 8.2.7(b) above. If such independent testing laboratory determines that Kyowa Kirin’s returned samples do not meet the Specifications but are different than the Reata retained samples, then additional samples shall be tested, or the Parties will mutually establish alternative tests to determine if the Licensed Product delivered to Kyowa Kirin was conforming or not.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

(d) Sole Remedy. The remedies expressly provided in this Section 8.2.7 shall be Kyowa Kirin’s sole and exclusive remedy for the breach of Section 8.2.6 as a result of the delivery by Reata of non-conforming Licensed Product.

(e) No Liability for Subsequent Events. In no event shall Reata be liable under this Section 8.2.7 for Licensed Product that conformed to the Specifications at the time of Delivery but that ceased to so conform as a result of any event or occurrence, or any action or omission by Kyowa Kirin, its Affiliate or a Third Party, following Delivery of such License Product.

8.2.8 Invoice and Payment. Reata shall invoice Kyowa Kirin for each shipment of Licensed Product upon shipment to Kyowa Kirin at a price equal to the Manufacturing Costs of such Licensed Product. Kyowa Kirin shall pay each invoice within [***] days of the date of the invoice, unless rejected before such due date in accordance with Section 8.2.7 (in which case no payment shall be due therefore unless and until conforming replacement products are delivered).

8.3 Commercial Supply of Licensed Product. Subject to the terms and conditions of this Agreement, Kyowa Kirin and its Affiliates and Permitted Sublicensees shall purchase, and Reata shall supply Kyowa Kirin and its Affiliates and Permitted Sublicensees, with [***] quantities of Licensed Product required for Kyowa Kirin’s and its Affiliates’ and Permitted Sublicensees’ marketing and sale (including post-approval studies) of Licensed Products in the Territory. Kyowa Kirin shall use Licensed Product supplied by Reata under this provision solely to conduct its Commercialization activities, in accordance with the terms and conditions of this Agreement, and shall not use such Licensed Product for any other purpose.

8.3.1 Commercial Supply Agreement. Prior to the Initiation of the final Phase III Clinical Trial for a Licensed Product in the Territory, the Parties shall negotiate and execute a definitive commercial supply agreement (“Commercial Supply Agreement”) for the supply of Licensed Products to Kyowa Kirin and its Affiliates for marketing and sale (including post-approval studies) of such Licensed Products in the Territory. Such Commercial Supply Agreement shall contain the terms and conditions set forth in this Section 8.3, terms and conditions consistent with those set forth in the remainder of this ARTICLE VIII (except as provided otherwise in this Section 8.3) and other reasonable and customary terms and conditions. In the event the Parties fail to enter into such a commercial supply Agreement prior to the Initiation of the final Phase III Clinical Trial for a Licensed Product in the Territory, and without diminishing the Parties’ obligation to enter into such agreement, Kyowa Kirin shall be obligated to purchase from Reata, and Reata shall be obligated to sell to Kyowa Kirin, [***] of the requirements of Kyowa Kirin and its Affiliates and Permitted Sublicensees for Licensed Products pursuant to the terms of this ARTICLE VIII, and either Party may refer the matter for resolution as a Dispute under ARTICLE XVI so that any unresolved issues in the negotiation of such a Commercial Supply Agreement can be determined with the end result being a binding Commercial Supply Agreement between the Parties.

8.3.2 Commercial Supply Price. During the Term of this Agreement, Reata shall supply Licensed Product to Kyowa Kirin and its Affiliates for use in marketing and sales (including post-approval studies) in the Territory at [***]. After the Term of this Agreement, the price for the Licensed Products shall be [***].

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

8.3.3 Term. The term of Commercial Supply Agreement will be co-terminus with the Term of this Agreement (plus any extensions as described below), unless the Parties mutually agree to extend the term to cover periods after this Agreement is terminated or expires. The Commercial Supply Agreement will provide that the term of that agreement will be automatically extended on an annual basis after the end of the Term of this Agreement, unless either Party elects to terminate such Commercial Supply Agreement with at least [***] years advance notice (e.g., if either Party wants the Commercial Supply Agreement to end at the end of the Term of this Agreement, such Party must notify the other Party at least [***] years prior to the end of such Term); provided that Reata’s obligation to supply Licensed Product thereunder shall expire upon the earlier of the end of such [***]-year notice period or the date on which Kyowa Kirin has transitioned the manufacture of Licensed Products to a new facility or manufacturer. If Kyowa Kirin so requests within [***] days of any such [***]-year notice of termination, Reata shall provide the manufacturing technology transfer and assistance described in Section 8.4.6(b) (except at Kyowa Kirin’s expense) so that Kyowa Kirin can continue to manufacture or have manufactured Licensed Products.

8.3.4 Supply and Sales Forecasts. At least [***] months prior to the anticipated date of the First Commercial Sale of Licensed Products in the Territory, Kyowa Kirin will provide Reata with a sales forecast which sets forth its projected monthly requirements for the supply of Licensed Products and the projected monthly sales (by quantity and estimated Net Sales) of each Licensed Product in the Territory, in each case for the [***] month period commencing upon the anticipated date of the First Commercial Sale (and, with respect to supply requirements, for any portion of the pre-launch period for which Licensed Products will be ordered and delivered to Kyowa Kirin). Thereafter, Kyowa Kirin will update and provide to Reata such supply requirements and sales forecast at least Calendar Quarterly (though Kyowa Kirin may update such forecast as often as monthly) covering a rolling [***] month basis. The first [***] months of such forecast (solely with respect to forecasted amounts to be ordered and purchased from Reata) shall represent binding purchase commitments with the latter months of such forecast being subject to variable degrees of adjustment before becoming binding, all as to be mutually agreed to by the Parties in the Commercial Supply Agreement.

8.3.5 Equal Priority Status. To the extent the available supply of, or capacity to manufacture, Licensed Products is less than the requirements of Kyowa Kirin and its Affiliates hereunder together with the requirements of Reata and its Affiliates and their licensees, Reata shall allocate the available Licensed Product [***].

8.3.6 Second Source Supply. The Commercial Supply Agreement shall contain arrangements for Reata to establish a second source supplier for the Licensed Products as well as certain inventory buffers and other mechanisms to support security of supply. A portion of the costs of such arrangement incurred by Reata that is reasonably allocable to the proportion of Licensed Products made for the Territory as compared to outside the Territory, shall be included in [***].

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

8.4 General Manufacturing and Supply Provisions.

8.4.1 Third Party Manufacturer. Kyowa Kirin hereby acknowledges and agrees that Reata shall be entitled, in its sole discretion, to perform any or all of its obligations under this ARTICLE VIII by subcontracting any or all of such obligations to Third Party manufacturers (each, a “Third Party Manufacturer”) in any country. Any such subcontracting arrangement shall be subject to the following: (a) such Third Party Manufacturer (excluding any Third Party Manufacturer already used by Reata as of the Effective Date) shall be subject to Kyowa Kirin’s prior approval, not to be unreasonably withheld; (b) any use of a Third Party Manufacturer shall not limit Reata’s obligations hereunder and Reata shall remain fully liable to Kyowa Kirin for its obligations under this ARTICLE VIII and for all actions or omissions of any such Third Party Manufacturer; (c) Reata shall enter into an agreement with such Third Party Manufacturer that is subject to and consistent with the terms and conditions of this Agreement, under which such Third Party Manufacturer agrees to be subject to the applicable terms and conditions of this Agreement and which allows Reata to fully comply with its obligations hereunder, including by providing for any data, information or intellectual property generated by such Third Party Manufacturer with respect to Licensed Products to be included within the rights and licenses granted to Kyowa Kirin hereunder, by requiring the applicable provisions of this ARTICLE VIII to apply to such Third Party Manufacturer (including Kyowa Kirin’s back-up manufacturing rights and other provisions of this Section 8.4), and by imposing confidentiality restrictions at least to the extent provided for in ARTICLE XI.

8.4.2 Inspections and Records. Upon Kyowa Kirin’s prior written notice, Reata shall, and shall cause its Third Party Manufacturer to, during normal business hours, permit Kyowa Kirin or its designee to audit the facilities, systems and personnel involved in manufacturing Licensed Product supplied to Kyowa Kirin hereunder. Such audits shall occur a maximum of once per [***] period; provided, however that Kyowa Kirin (or its designee) shall have the right to conduct additional audits on an ad hoc basis in the event that a significant defect in the Licensed Product arises and/or a Regulatory Authority requires an audit to be conducted by Kyowa Kirin, provided that Kyowa Kirin uses commercially reasonable efforts to co-ordinate and align any such audit with any audit it undertakes pursuant to the preceding sentence. Reata shall consider in good faith any guidance given by Kyowa Kirin based on such audit in respect of manufacture of Licensed Product for Kyowa Kirin hereunder, however Reata is not obligated to follow or adopt such guidance except to correct departures from GMPs or other failures to comply with Applicable Laws. Reata shall (and shall cause its Third Party Manufacturers to) also permit Regulatory Authorities (and the FDA) to audit the facilities, systems and personnel involved in manufacturing Licensed Product supplied to Kyowa Kirin hereunder and make any corrections or improvements, and take any actions, required as a result of such audit. Reata shall maintain (and shall cause its Third Party Manufacturers to maintain), all records and documents necessary to comply with all Applicable Laws (including GMP) relating to the manufacture of Licensed Products (including all manufacturing records, standard operating procedures, equipment log books, batch records, laboratory notebooks and all raw data relating to the manufacture of Licensed Product), which shall be retained for such period as may be required by Applicable Laws.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

8.4.3 Audit of Manufacturing Costs. Reata shall prepare and maintain (for a period of at least [***] years or such longer period as required by Applicable Laws) complete and accurate records in sufficient detail to permit the Kyowa Kirin to confirm the accuracy of the calculation of Manufacturing Cost under this Agreement. Upon reasonable prior notice, such records for prior periods covering no more than the last [***] full calendar years shall be available during regular business hours for examination by Kyowa Kirin at Kyowa Kirin’s expense, and not more often than [***], by an independent certified public accountant selected by Kyowa Kirin and reasonably acceptable to Reata, for the sole purpose of verifying the accuracy of the Manufacturing Cost and associated payments by Kyowa Kirin for any Licensed Product supplied pursuant to this Agreement. Subject to Reata’s right to dispute such findings, any amounts shown to have been overpaid by Kyowa Kirin as a result of such audit shall be refunded by Reata to Kyowa Kirin within [***] days from the accountant’s report, or, at Kyowa Kirin’s sole option in its discretion, shall be credited against future invoices to Kyowa Kirin for Licensed Product. Kyowa Kirin shall bear the full cost of such audit unless such audit discloses an overpayment by Kyowa Kirin for Licensed Product during the applicable Calendar Year of more than [***] percent ([***]%), in which case Reata shall bear (and reimburse Kyowa Kirin for) the reasonable out-of-pocket cost of such independent accountant.

8.4.4 Manufacturing Regulatory Filings. Reata shall assist Kyowa Kirin and its Affiliates in preparing (including by providing required documentation, information and materials), the manufacturing portions of any Regulatory Filings or related documents in Territory as required for obtaining Regulatory Approvals for Licensed Products in the Territory. Kyowa Kirin shall reimburse Reata’s external, out-of-pocket costs and expenses in connection with such preparation and assistance.

8.4.5 Quality Agreement. Within [***] months following the Effective Date but in any event prior to [***], the Parties shall enter into a reasonable and customary GMP quality agreement with respect to Licensed Product to be manufactured by or for Reata and supplied to Kyowa Kirin hereunder for use in development of the Licensed Product in the Territory.

8.4.6 Back-Up Manufacturing Rights.

(a) Notification. Should Reata or any of its Third Party Manufacturers experience manufacturing difficulties that, or have reason to believe that it is likely to experience difficulties that would, result in a significant delay in delivery of Licensed Products to Kyowa Kirin or make Reata otherwise unable to supply [***] Kyowa Kirin’s requirements in a given Calendar Quarter, Reata shall promptly notify Kyowa Kirin of such delay or shortage and work together with Kyowa Kirin in good faith to develop a manufacturing difficulty resolution to minimize such delay or shortage and any impact thereof.

(b) Kyowa Kirin Back-up Manufacturing Rights. In the event that Reata fails to supply [***] of Kyowa Kirin’s requirements of Licensed Products up to the amounts forecast by Kyowa Kirin, and Reata’s failure is not cured within [***] days of its receipt of a Notice from Kyowa Kirin that it wants to exercise its rights under this Section to manufacture Licensed Products, then upon Kyowa Kirin’s written request and direction, Reata shall (and shall

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

cause any of its Third Party Manufacturers) to reasonably cooperate with Kyowa Kirin and/or its designated manufacturers to transfer manufacturing of Licensed Products and provide information, know-how, documentation and reasonable assistance as may be required for Kyowa Kirin and/or its designated manufacturer to manufacture Licensed Products for Kyowa Kirin’s requirements of Licensed Product for the Territory. If Kyowa Kirin exercises such back-up manufacturing right (by written notice thereof), then promptly following Kyowa Kirin’s written request, Reata shall, subject to Applicable Laws, transfer to Kyowa Kirin or its designee such manufacturing technology (including protocols, analytical methods, materials, and processes) that is necessary for Kyowa Kirin or its designee to replicate the process(es) employed by or on behalf of Reata (and its Third Party Manufacturers) to manufacture Licensed Product to enable Kyowa Kirin or its designee ability to manufacture Licensed Product, and Reata shall, subject to Applicable Laws, provide reasonable consultation and process transfer and assistance to Kyowa Kirin in respect of such transfer. The costs incurred by Reata in relation to the above activities will be borne by Reata. The foregoing provisions of this Section shall apply regardless of whether Reata itself is manufacturing Licensed Product or whether an Affiliate, licensee or Third Party Manufacturer is manufacturing Licensed Product. Reata shall be responsible for ensuring that any such Affiliates or Third Parties take such actions as are required for Reata to comply with this Section. If circumstances so warrant (e.g., Reata’s failure to supply triggering the foregoing backup manufacturing rights is of a temporary nature and Reata has presented Kyowa Kirin with a reasonable plan to resume supplying Kyowa Kirin in a reasonable time so that Kyowa Kirin can implement an interim, rather than permanent, back-up manufacture and supply arrangement, such as using a Third Party manufacturer who can easily switch back and forth from Kyowa Kirin to Reata as the primary contractor), Kyowa Kirin will not unreasonably withhold its consent to transition manufacture and supply of Kyowa Kirin’s requirements for Licensed Products back to Reata when Reata is able to resume such responsibilities (provided, however, that Kyowa Kirin shall not be required to transition back such manufacture and supply responsibilities if Kyowa Kirin has made a significant investment in manufacturing capacity for the Licensed Products in the absence of a reasonable and credible plan from Reata (at the time of the initial transition of manufacturing to Kyowa Kirin) to resume manufacture and supply in a reasonable period of time).

8.5 Specifications. The JSC will work diligently to, as soon as is practical, finalize Specifications for the Licensed Product for the Territory (subject to the final approval of both Parties, not to be unreasonably withheld), which such Specifications shall in any event shall be based on Reata’s current specifications for the Licensed Product and shall be consistent with Applicable Laws and the Development Plan and requirements for obtaining Commercialization Regulatory Approval. The Specifications shall include methods of analysis required to confirm conformance of the Licensed Product as well as the minimum shelf life of the Licensed Product.

8.5.1 Changes by Reata.

(a) Subject to the conditions herein, Reata shall be entitled, at its sole cost, to change the Specifications and/or the manufacturing processes for Licensed Products if such change is necessary to keep the specifications and/or manufacturing processes of all units of Licensed Product consistent or identical as between the Territory and countries outside of the

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

Territory. Before making a decision to proceed with any such change in Specifications or any material change in manufacturing process for the Licensed Product (including the raw materials used to make Licensed Products) and/or the active pharmaceutical ingredient form of the Licensed Compound (“API”) therein, regardless of whether before or after the First Commercial Sale, such change must first be discussed at the JSC to enable a thorough assessment of its impact, including potential unexpected or unintended ramifications.

(b) If such change is ultimately deemed necessary or advisable by Reata in its sole but reasonable discretion, Reata shall regardless of whether before or after the First Commercial Sale, give advance written Notice of implementation of such change to Kyowa Kirin with a lead time reasonably sufficient for Kyowa Kirin to apply for, and obtain, required approval of such change from the Regulatory Authority. If after using Commercially Reasonable Efforts Kyowa Kirin is unable to obtain such approval from Regulatory Authorities in any country in the Territory for such change, or if Kyowa Kirin declines to seek such approval in a given country in the Territory because such change would have a substantial adverse impact on the marketability or commercial viability of such Licensed Product in such country in the Territory, Kyowa Kirin will provide written Notice thereof to Reata.

(c) If after [***] days from receipt of such Notice Reata determines conclusively that it cannot continue to supply Licensed Product according to the Specifications and/or manufacturing processes in effect prior to such proposed change, Kyowa Kirin shall have the right to obtain from a Third Party (or manufacture or have manufactured such Licensed Product in accordance with Section 8.4.6) Licensed Product only for the jurisdiction(s) in which Kyowa Kirin is unable to obtain (or so declines to obtain as provided above) approval for modified Specifications and/or manufacturing processes from Regulatory Authorities. In such a case: (i) Reata shall continue to supply Licensed Product to Kyowa Kirin in accordance with the prior Specifications until Kyowa Kirin (using Commercially Reasonable Efforts) is able to secure such supply of Licensed Products from its own, or such Third Party’s, manufacturing efforts; (ii) Reata shall supply Licensed Products to Kyowa Kirin under the new Specifications for those countries in the Territory where Kyowa Kirin did obtain the required approvals (or where Kyowa Kirin did not need to obtain any approvals and did not decline to implement the new Specifications for the reasons described above), and (iii) so that Kyowa Kirin can manufacture or have manufactured Licensed Products under the prior Specifications for the applicable countries in the Territory, Reata shall transfer its manufacturing-related Know-How to Kyowa Kirin or a Third Party designated by Kyowa Kirin, at Kyowa Kirin’s expense and subject to the terms of this Agreement (and Reata shall provide the manufacturing technology transfer and assistance described in Section 8.4.6(b) in connection therewith, except at Kyowa Kirin’s expense), with any such Third Party manufacturer subject to confidentiality restrictions at least as protective as those contained herein. Subject to the foregoing, Reata shall not be required to manufacture or deliver to Kyowa Kirin any units of Licensed Product that do not conform to the Specifications, as modified by Reata and Kyowa Kirin’s rights to make or have made Licensed Products under this Section 8.5.1 shall be limited to Licensed Products which conform (or which were intended to conform) in all material respects to (I) the Specifications as modified by Reata, (II) the Specifications as they existed prior to such modification, and/or (III) the Specifications as subsequently modified by

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

Kyowa Kirin upon prior notice to Reata (in which case Kyowa Kirin shall reasonably consider providing Reata an opportunity to resume manufacture and supply of Licensed Products for the applicable countries in the Territory in accordance with such newly modified Specifications if reasonable under the circumstances).

8.5.2 Change Requests by Kyowa Kirin.

(a) At any time and from time to time during the Term, Kyowa Kirin may request changes to the Specifications for one or more countries within the Territory based on the requirements of a Regulatory Authority in such country(ies) in the Territory or based on marketing requirements in such country(ies). Following receipt of such request, Reata shall notify Kyowa Kirin whether such changes are technically feasible, commercially feasible and/or consistent with requirements of Regulatory Approvals in countries outside the Territory. If the changes, in Reata’s sole but reasonable discretion, are technically and commercially feasible, Reata shall notify KHK thereof, provide good faith estimates for the complete implementation of the changed specifications, and change the Specifications accordingly for Licensed Products to be sold in such country(ies) and the Specification Update Costs therefore shall be paid by Kyowa Kirin. In such event, the Specifications as revised may not be consistent with the Specifications of the Licensed Products sold outside the Territory or in other country(ies) within the Territory for which no request for changes to the Specifications was made by Kyowa Kirin.

(b) If the change is not technically and commercially feasible, Reata will provide written Notice thereof to Kyowa Kirin, and Kyowa Kirin shall have the right to obtain from a Third Party (or manufacture or have manufactured such Licensed Product in accordance with Section 8.4.6) Licensed Product only for the jurisdiction(s) in which Kyowa Kirin requests updated Specifications based on the requirements of a Regulatory Authority or marketing requirements in the Territory. In such a case: (i) Reata shall continue to supply Licensed Product to Kyowa Kirin in accordance with the prior Specifications for those countries in the Territory where Kyowa Kirin did not request changes to the Specifications, and (iii) so that Kyowa Kirin can manufacture or have manufactured Licensed Products under the new changed Specifications for the applicable countries in the Territory, Reata shall transfer its manufacturing-related Know-How to Kyowa Kirin or a Third Party designated by Kyowa Kirin, at Kyowa Kirin’s expense and subject to the terms of this Agreement (and Reata shall provide the manufacturing technology transfer and assistance described in Section 8.4.6(b) in connection therewith, except at Kyowa Kirin’s expense), with any such Third Parry manufacturer subject to confidentiality restrictions at least as protective as those contained herein. Subject to the foregoing in Section 8.5.2(a), Reata shall not be required to manufacture or deliver to Kyowa Kirin any units of Licensed Product that reflect the newly changed Specifications requested by Kyowa Kirin under this Section 8.5.2 and Kyowa Kirin’s rights to make or have made Licensed Products under this Section 8.5.2 shall be limited to Licensed Products which conform (or which were intended to conform) in all material respects to (I) the Specifications as changed by Kyowa Kirin, (II) the Specifications as they existed prior to such modification, and/or (III) the Specifications as subsequently modified by Kyowa Kirin upon prior notice to Reata (in which case Kyowa Kirin shall reasonably consider providing Reata an opportunity to resume manufacture and supply of Licensed Products for the applicable countries in the Territory in accordance with such newly modified Specifications if reasonable under the circumstances).

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

ARTICLE IX

RECORDS AND REPORTING

9.1 Reports.

9.1.1 In addition to the reports regarding Net Sales and Sale Royalties to be provided in accordance with Section 7.3, Kyowa Kirin will provide reports to Reata within [***] during the Term summarizing Kyowa Kirin’s Commercialization activities under this Agreement [***], including a general description of any Clinical Development Activities, Regulatory Activities, and Sales and Marketing Activities by Kyowa Kirin [***], and the date of the First Commercial Sale in a country (if applicable) , if such occurred [***].

9.1.2 Reata will provide reports to Kyowa Kirin within [***] during the Term summarizing development and commercialization activities with respect to Licensed Products outside the Territory, including a general description of any clinical development activities, regulatory activities, and sales and marketing activities with respect to Licensed Products outside the Territory [***].

9.2 Royalty Records. Kyowa Kirin will keep and maintain, and shall cause its Permitted Sublicensees to maintain, complete and accurate books and records necessary to permit calculation and verification of Sales Royalties due under Section 7.3. Kyowa Kirin will maintain such books and records for [***] years after the applicable book or record was created, or such longer period as may be required by Applicable Law.

9.3 Audits.

9.3.1 Upon not less than [***] days prior written Notice to Kyowa Kirin, Reata may have an independent certified public accountant selected by Reata and reasonably acceptable to Kyowa Kirin, examine during regular business hours the books and records required to be maintained under Section 9.2 of Kyowa Kirin and its Permitted Sublicensees at Reata’s expense, [***], for the sole purpose of verifying the accuracy of the Sales Milestone Events and Sales Royalties payable to Reata hereunder and the associated reports furnished by Kyowa Kirin with respect thereto solely for prior periods covering no more than the last [***] full calendar years. Any amounts shown to be owed but unpaid as a result of such audit shall be paid within [***] days from the accountant’s report (plus interest on such amounts pursuant to Section 7.6), unless challenged as provided below. Any amounts shown to have been overpaid shall be refunded to Kyowa Kirin within [***] days from the accountant’s report. Reata shall bear the full cost of such audit unless such audit discloses an underpayment of the amount of Sales Royalties actually owed during the applicable Calendar Year of more than [***] percent ([***]%) or a Sales Milestone Event for which Kyowa Kirin failed to make the corresponding Sales Milestone Payment, in which case Kyowa Kirin shall bear the full out-of-pocket, external cost of such audit.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

9.3.2 If Kyowa Kirin challenges the results of the audit in good faith, Kyowa Kirin shall be entitled at its own cost and expense to obtain a second independent certified public accountant to confirm the accuracy of the first audit. If the results of the confirmatory audit are substantially similar to the results of the first audit, any amounts owed or overpaid by the Audited Party shall be paid or refunded in accordance with the procedures above. If the results of the confirmatory audit are not substantially similar to the results of the first audit, each Party shall cause its respective auditors to identify the discrepancy and to agree on a final amount owed or overpaid (as the case may be) by Kyowa Kirin that shall be final and binding on the Parties. If the auditors cannot resolve the discrepancy, the Parties shall mutually agree on a third independent certified public accountant (the cost of which shall be shared by the Parties) to audit the discrepancy and provide a final amount owed or overpaid (as the case may be) by Kyowa Kirin, which shall be binding on the Parties. The costs of such third audit shall be shared equally by the Parties. Amounts owed or overpaid as determined by such final audit shall be paid or refunded in accordance with the procedures above.

ARTICLE X

INTELLECTUAL PROPERTY PROVISIONS

10.1 Patent Prosecution and Maintenance. Reata will have the option but not the obligation to prepare, file, prosecute and maintain the Reata Patent Rights at Reata’s sole cost and expense. Reata will consider in good faith the requests and suggestions of Kyowa Kirin with respect to strategies for filing and prosecuting the Reata Patent Rights in the Territory and will keep Kyowa Kirin informed of progress with regard to the preparation, filing, prosecution and maintenance of Reata Patent Rights, including by providing Kyowa Kirin with a copy of material communications to and from any patent authority in the Territory regarding such Reata Patent Rights, and by providing Kyowa Kirin drafts of any material filings or responses to be made to such patent authorities in the Territory sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for Kyowa Kirin to review and comment thereon. In the event that Reata decides not to prepare, file, prosecute or maintain a Reata Patent Right in the Territory, Reata will provide reasonable prior written Notice to Kyowa Kirin of such intention (which notice will, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to such Reata Patent Right in the Territory), and subject to the rights of Dartmouth under the Dartmouth License, Kyowa Kirin will thereupon have the option, in its sole discretion, to assume the control and direction of the preparation, filing, prosecution and maintenance of such Reata Patent Rights in the Territory on Reata’s behalf, and the costs of such preparation, filing, prosecution and maintenance shall be the sole responsibility of Kyowa Kirin. In such event, Reata shall reasonably cooperate with Kyowa Kirin with respect to the preparation, filing, prosecution and maintenance of such Reata Patent Rights in the Territory, and such Reata Patent Rights and all claims therein shall be excluded from Valid Claims hereunder for purposes of determining the Royalty Term and Sales Royalties hereunder.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

10.2 Ownership of Inventions.

10.2.1 Reata will retain ownership of all Reata Inventions and Kyowa Kirin shall retain ownership of all Kyowa Kirin Inventions, except that both Parties shall retain joint ownership of any Inventions that are conceived, made or generated jointly by both Parties. The Parties shall reasonably cooperate with respect to, and share the out-of-pocket external cost of, the preparation, filing, prosecution and maintenance of any patents or patent applications on any such jointly-owned Inventions based on the Territory involved (i.e., Kyowa Kirin pays such costs for prosecution and maintenance in the Territory and Reata pays such costs for prosecution and maintenance outside the Territory, and the Parties share equally any such costs that are not attributable to any particular territory). In connection with the foregoing, the Parties shall agree upon a lead Party to administer such filing, prosecution and maintenance of any such patent applications or patents on jointly-owned Inventions and the Parties shall provide the non-lead Party a reasonably opportunity to review, comment on and approve (not to be unreasonably withheld) in advance any material filings and correspondence with applicable patent offices with respect thereto. Subject to the licenses granted to each Party hereunder in their respective territories, each Party shall have full rights to exploit and license such jointly-owned Inventions (and any patent rights therein), without any obligation or requirement of an accounting to the other Party and each Party hereby consents to such exploitation and licensing of the other Party for jointly-owned Inventions. For the avoidance of doubt, all Reata Inventions (including Reata’s rights to any jointly-owned Inventions) shall be included within the Licensed Technology hereunder and licensed to Kyowa Kirin under Section 2.1.

10.2.2 Subject to the terms and conditions of this Agreement, Kyowa Kirin hereby grants to Reata and its Affiliates a non-exclusive, royalty-free, sublicenseable (except as provided below) license under the Kyowa Kirin Inventions (including Kyowa Kirin’s rights to any jointly-owned Inventions) to develop, use, sell, offer for sale, make, import, and export (and to have such actions taken on its behalf by agents, contractors and other Third Party service providers) Licensed Compounds and Licensed Products for all indications and all fields solely outside the Territory. The foregoing license shall not be sublicenseable by Reata (directly or indirectly) to any Third Party licensee or collaboration partner of Reata that does not grant to Reata a reciprocal license to such licensee’s and partner’s inventions and discoveries with respect to Licensed Products which license is sublicenseable to Kyowa Kirin hereunder.

10.2.3 Each Party will cause all Persons who perform clinical development activities or regulatory activities for such Party under this Agreement (or outside of this Agreement with respect to Reata’s development and regulatory activities for Licensed Products outside the Territory) to be under an obligation to assign their rights in any inventions resulting therefrom to such Party, except where Applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).

10.3 Disclosure. Each Party will promptly disclose to the other Party, in writing, and will cause its Affiliates, agents, and independent contractors to so disclose to the other Party, any Inventions conceived, made or generated by such Party which are, in such Party’s reasonable judgment, potentially patentable.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

10.4 Cooperation. Each Party agrees to cooperate fully in the preparation, filing, prosecution and maintenance of the Reata Patent Rights in the Territory under this Agreement and in the obtaining and maintenance of any patent extensions, supplementary protection certificates and the like with respect to the Reata Patent Rights in the Territory. Such cooperation includes, but is not limited to: (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as to effectuate the ownership of Inventions set forth in Section 10.2, and Patents claiming or disclosing such Inventions, and to enable the other Party to apply for and to prosecute patent applications in any country, to the extent provided for in this Agreement; (ii) consistent with this Agreement, assisting in any license registration processes with applicable governmental authorities that may be available in the Territory for the protection of a Party’s interests in this Agreement; and (iii) promptly informing the other Party of any matters coming to such Party’s attention that may materially affect the preparation, filing, prosecution or maintenance of any such Reata Patent Rights in the Territory. Kyowa Kirin agrees to provide support services, including technical translation and administrative support, for the preparation, filing, prosecution, and maintenance of the Reata Patent Rights in the Territory, with the out-of-pocket costs and expenses thereof to be shared equally between the Parties. Kyowa Kirin also agrees to use reasonable efforts to promptly provide to Reata Notice and copies of (or citations to) any publications that Kyowa Kirin’s intellectual property personnel (and Kyowa Kirin’s scientific and technical personnel working with such intellectual property personnel) involved in either the intellectual property diligence review conducted by Kyowa Kirin in anticipation of executing this Agreement, or involved in the patent prosecution or enforcement related activities provided for in this Agreement, reasonably believe would constitute prior art required to be disclosed in any patent applications within the Reata Patent Rights (to the extent not already disclosed therein) to the extent such personnel become reasonably aware of such publications and their relationship to the Reata Patent Rights.

10.5 Enforcement of Reata Patent Rights against Infringement in the Territory.

10.5.1 Initiation. Kyowa Kirin and Reata will each promptly notify the other in writing of any alleged or threatened infringement of the Reata Patent Rights by a Third Party, or any alleged or threatened assertion of invalidity of any of the Reata Patent Rights by a Third Party, in all such cases in the Territory and of which such Party becomes aware (including infringement based on the development, commercialization or an application to market a product containing a Licensed Compound in the Territory). Reata will have the first right, but not the obligation, to prosecute any such infringement at its own expense. Kyowa Kirin shall have the right to join as a party to such suit to recover its damages and participate with its own counsel; provided that Reata shall retain control of the prosecution of such suit. If Reata does not commence an infringement action against the alleged or threatened infringement (i) within ninety (90) days following the first notice provided above with respect to such alleged infringement, or (ii) provided such date occurs after the first such notice of infringement is provided, ten (10) Business Days before the time limit, if any, set forth in appropriate laws and regulations for filing of such actions, whichever comes first, then, subject to Dartmouth’s rights under the Dartmouth Agreement, Kyowa Kirin may commence litigation with respect to the alleged or threatened infringement at its own expense. Notwithstanding any of the foregoing to the contrary, to the extent the Dartmouth License or other Third Party license agreement entered into after the Effective Date restricts or does not allow Kyowa Kirin to initiate an enforcement action in the Territory with respect to any patent within the

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

Reata Patent Rights licensed thereunder (whether by itself, on Reata’s behalf or otherwise), Reata agrees to take such reasonable actions (such as initiating or conducting such enforcement action on Kyowa Kirin’s behalf and at Kyowa Kirin’s expense or obtaining consents or clarifications from the applicable licensor to effectuate such enforcement rights of Kyowa Kirin) as are required to afford Kyowa Kirin the benefits of the foregoing enforcement rights to the maximum extent allowed for under such Dartmouth License and/or Third Party license agreement, in the event Kyowa Kirin elects to exercise such enforcement rights. Unless Kyowa Kirin declines to exercise its enforcement rights above (and without limiting the foregoing sentence), Reata shall not waive or decline to exercise its enforcement rights under the Dartmouth License so as to allow the licensors under the Dartmouth License to settle and/or grant licenses under the infringed Reata Patent Rights with and/or to an infringing Third Party in the Territory (in accordance with the provisions of the Dartmouth License).

10.5.2 Cooperation. In the event a Party brings an infringement action pursuant to this Section 10.5, the other Party will cooperate fully, including, if required to bring such action, the furnishing of a power of attorney solely for such purpose or to join or be named as a party such action as a necessary party. Neither Party will have the right to settle any patent infringement litigation under this Section 10.5 in a manner that diminishes the rights or interest of the other Party , or in a manner that imposes any costs or liability on, or involves any admission by, the other Party without the express written consent of such other Party, not to be unreasonably withheld. The Party commencing the litigation will provide the other Party with copies of all pleadings and other documents filed with the court (with Kyowa Kirin also providing, at no cost to Reata, upon Reata’s request, English translations of all such material documents (or reasonable summaries thereof) if Kyowa Kirin is the Party commencing the litigation) and will consider reasonable input from the other Party during the course of the proceedings.

10.5.3 Recovery. Subject to the relevant provisions of the Dartmouth License and except as otherwise agreed by the Parties in connection with a cost sharing arrangement, any recovery realized as a result of such litigation described in Section 10.5.1 (whether by way of settlement or otherwise) will be (a) first, allocated to reimbursement of unreimbursed legal fees and expenses incurred by the Party initiating the proceeding, then toward reimbursement of any of unreimbursed legal fees and expenses of the other Party reasonably incurred in connection with such proceeding, (b) second, allocated to reimbursement of any monies due to Dartmouth College, if any, according to the relevant provisions of the Dartmouth License, and (c) third, the remainder will be divided between the Parties as follows: (i) settlements, damages or other monetary awards recovered pursuant to a suit, action or proceeding brought by Reata will be [***], except that any quantities awarded to Reata on the basis of [***], will be [***] and will be allocated and paid [***], less the [***] due thereon to Reata in accordance with [***]; and (ii) settlements, damages or other monetary awards recovered pursuant to a suit, action or proceeding brought by Kyowa Kirin, or awarded to Kyowa Kirin in connection with its participation in any suit brought by Reata pursuant to this Agreement, will be [***] except that any quantities awarded to Kyowa Kirin on the basis of [***], or will be [***] and subject to the [***] obligations set forth in [***].

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

10.6 Defense of Infringement Claims.

10.6.1 If the manufacture, sale or use of a Licensed Product pursuant to this Agreement results in, or may result in, any claim, suit, or proceeding by a Third Party alleging patent infringement by Kyowa Kirin (or its Affiliates), Kyowa Kirin will promptly notify Reata thereof in writing. Subject to the provisions of Section 10.6.2, Kyowa Kirin will have the first right, but not the obligation to defend and control the defense of any such claim, suit or proceeding at its own expense, using counsel of its own choice. Reata may participate in any such claim, suit or proceeding with counsel of its choice at its own expense. If Kyowa Kirin elects (in a written communication submitted to Reata within a reasonable amount of time after notice of the alleged patent infringement) not to defend or control the defense of, or otherwise fails to initiate and maintain the defense of, any such claim, suit or proceeding, within such time periods so that Reata is not prejudiced by any delays, Reata may conduct and control the defense of any such claim, suit or proceeding at its own expense. Each Party will keep the other Party reasonably informed of all material developments in connection with any such claim, suit, or proceeding. Each Party agrees to provide the other Party with copies of all pleadings filed in such action and to allow the other Party reasonable opportunity to participate in the defense of the claims. If Kyowa Kirin is controlling the defense of any such claim, suit or proceeding, it agrees to provide English translations, or summaries thereof, of all pleadings, discovery-requests, and key documents filed with the court reasonably promptly. Kyowa Kirin shall be entitled to deduct [***] percent ([***]%) of the out-of-pocket costs of defending such claim, suit or proceeding from the Sales Royalties due to Reata pursuant to Section 7.3 of this Agreement; provided that such deductions (together with the reductions under Section 7.4.2 if applicable) shall in no event exceed either [***]% cap set forth in Section 7.4.2, and if any such costs cannot be applied (due to such cap or the absence of Sales Royalties in the applicable period) such unapplied amounts shall accrue and be used to reduce Sales Royalties in future periods subject to the same overall cap until all such costs are applied against the Sales Royalties. Any recoveries by Kyowa Kirin of attorneys fees or cost in defense of a claim under this Section 10.6, and any sanctions awarded to Kyowa Kirin and against a party asserting a claim being defended under this Section 10.6, shall be divided evenly between the parties.

10.6.2 In addition to the Kyowa Kirin obligations set out in the preceding paragraph, and regardless of whether Reata elects to participate as a Party in the claim, suit or proceeding, Kyowa Kirin further agrees that, in the event the claim, suit or preceding under 10.6.1 is brought by a Third Party that is pursuing or has threatened in writing to the knowledge of Kyowa Kirin to pursue similar claims outside the Territory against Reata, its Affiliates, agents or marketing or development partners and such claim is related to any Licensed Compound or member of the RTA 402 Class, including any form or formulation thereof, Kyowa Kirin shall: (i) provide to Reata English translation drafts of all official papers or other statements (whether written or oral) prior to their submission to the court in the lawsuit, in sufficient time to allow Reata to review, consider and substantively comment thereon; (ii) reasonably consider taking action to incorporate Reata comments on all such official papers and statements, (iii) not take positions in its defense that are inconsistent or at odds with positions that Reata is taking in defense, or anticipated defense, of related claims outside the Territory, to the extent such positions

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

have been communicated to Kyowa Kirin; (iv) allow Reata the opportunity to participate in preparation of witnesses or other participants in the claim, suit or proceeding; (v) not settle any such claim, suit or proceeding without Reata’s prior consent, which consent shall not be unreasonably withheld or delayed, and (vi) enter into a reasonable and customary joint defense agreement with Reata, upon request to do so by Reata.

ARTICLE XI

CONFIDENTIALITY, PUBLICATION AND PUBLICITY

11.1 Confidentiality. All Confidential Information disclosed by or on behalf of one Party to the other Party hereunder will be maintained in confidence by the receiving Party and will not be disclosed to a Third Party or used for any purpose other than for purposes of exercising a Party’s rights or performing a Party’s obligations hereunder pursuant to the terms of this Agreement, except as follows:

11.1.1 If a Party reasonably believes that the Confidential Information is required to be disclosed to governmental or other regulatory agencies in order to obtain patents, to obtain approval to conduct clinical trials or to market Licensed Product (or to otherwise perform a Party’s obligations hereunder), or to comply with applicable NASDAQ, Securities Exchange or Securities and Exchange Commission regulations (or the regulations of counterpart agencies within the Territory), then such disclosure may be made only to the extent reasonably necessary to obtain patents or approval, to perform such Party’s obligations or to comply with regulations as appropriate, and such receiving Party seeks confidential treatment to the extent reasonably practicable;

11.1.2 If a Party reasonably believes it is necessary or useful to be disclosed to employees, agents, consultants, Affiliates and/or other Third Parties for the purpose of conducting activities permitted or required under this Agreement in accordance with this Agreement, Confidential Information may be disclosed to such employees, agents, consultants, Affiliates and/or other Third Parties only to the extent necessary, and only if such Persons agree to be bound by confidentiality obligations at least as protective of such Confidential Information as the terms herein;

11.1.3 If a Party reasonably believes Confidential Information is necessary to be disclosed to actual or prospective investors, lenders, real estate or equipment lessors or acquirers or other potential or current financing sources of a Party (collectively “Financing Sources”), such Confidential Information may be disclosed to such Financing Sources provided that the Financing Sources agree to be bound by confidentiality obligations at least as protective of such Confidential Information as the terms herein; or

11.1.4 If a Party reasonably believes that Confidential Information is required to be disclosed by law or court order, then provided that, to the extent reasonably practicable, Notice of such disclosure is promptly delivered to the disclosing Party in order to provide an opportunity to challenge or limit the disclosure obligations, and provided further that the receiving Party works in good faith with the disclosing Party to seek confidential treatment of such disclosure and to disclose only to the extent reasonably necessary to comply with the applicable law or court order, such Confidential Information may be disclosed to the extent legally required.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

11.2 Disclosure of this Agreement. Neither Party will release to any Third Party or publish in any way any non-public information regarding the terms and conditions of this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed, except for the disclosure to Financing Sources who are subject to a signed confidentiality agreement, and except pursuant to Section 11.4 and except to the extent required to comply with Applicable Laws.

11.3 Disclosure of RTA 402 Class License. Notwithstanding anything in this Agreement to the contrary, Reata shall have the right to fully disclose to any third party the terms of the rights granted herein as to the RTA 402 Class, including Sections 2.2, 4.6, 13.9, and definitions related to those sections.

11.4 Publications.

11.4.1 Peer Reviewed Journal Submissions. Both Parties will submit any proposed publication or presentation containing material information regarding clinical or non-clinical trial results for, or similar information regarding, the safety or efficacy of, the Licensed Products (a “Publication”) to the other Party at least thirty (30) days prior to submitting it to any Third Party (including any editing Person) for publication in a peer reviewed journal. For the avoidance of doubt, Publications exclude marketing materials.

11.4.1.1 The other Party will have twenty (20) days after receipt of the draft Publication to review and comment on such draft.

11.4.1.2 Upon Notice within such twenty (20) day period by the other Party that it reasonably believes the Publication would amount to the public disclosure of such other Party’s Confidential Information and/or negatively impact such other Party’s intellectual property position, submission of the concerned Publication to Third Parties will be delayed for a sixty (60) day period from the date of said Notice for appropriately deleting Confidential Information from the proposed Publication or drafting and filing a patent application with respect to any subject matter to be made public in such Publication. Notwithstanding the foregoing, neither Party shall be restricted hereunder from making any publication or disclosure to extent required to comply with Applicable Law.

11.4.2 Other Publications. For all other Publications, including but not limited to poster presentations, abstract submissions, investor presentations and the like, both Parties will submit such proposed Publications at least ten (10) Business Days prior to submitting it to any Third Party (including any editing Person) for publication or disclosure. For the avoidance of doubt, Publications exclude marketing materials.

11.4.2.1 The other Party will have five (5) Business Days after receipt of the draft Publication to review and comment on such draft.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

11.4.2.2 Upon Notice within such five (5) Business Day period by the other Party that it reasonably believes the Publication would amount to the public disclosure of such other Party’s Confidential Information and/or negatively impact such other Party’s intellectual property position, submission of the concerned Publication to Third Parties will be delayed for a sixty (60) day period from the date of said Notice for appropriately deleting Confidential Information from the proposed Publication or drafting and filing a patent application with respect to any subject matter to be made public in such Publication. Notwithstanding the foregoing, neither Party shall be restricted hereunder from making any publication or disclosure to extent required to comply with Applicable Law.

11.4.3 For all proposed Publications, each Party will cooperate in good faith with the other Party to achieve the business objectives of the proposed Publication and the publishing Party will in good faith take into account reasonable comments from the other Party.

11.5 Publicity. Reata and Kyowa Kirin will issue a press release in a form mutually agreed to by the Parties within thirty (30) days of the execution of this Agreement. Any other publication, news release or other public announcement regarding this Agreement or the terms hereof that either Party wishes to release will first be provided to the other Party for review at least seven (7) days in advance, and the submitting Party will in good faith take into account reasonable comments from the other Party. Notwithstanding any other provision of this Agreement, (a) each Party will have the right, without consent of the other Party, to make disclosures regarding any matter related to this Agreement that such Party reasonably believes is required to comply with Applicable Law, and (b) the requirement that a publication, news release or other public announcement be provided to the other Party for review seven (7) days in advance will not apply if such Party reasonably believes that regulatory requirements require the issuance thereof sooner than seven (7) days and such Party is unable to contact the other Party in the required time, provided that such disclosure may only be made to the extent reasonably necessary to comply with Applicable Law as appropriate.

11.6 Employees and Consultants. Each Party hereby agrees and covenants that all of its employees and consultants and all of the employees and consultants of its Affiliates who participate in any activities under the this Agreement or have access to any Confidential Information are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information in confidence and not to use or transfer such information or materials except as expressly permitted hereunder. Each Party agrees to use, and to cause its Affiliates to use, reasonable commercial efforts to enforce such obligations.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES

12.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that as of the Effective Date:

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

12.1.1 Corporate Existence and Power. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted hereunder.

12.1.2 Authority and Binding Agreement. (a)It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms.

12.1.3 No Conflict. It has not entered into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement. Its performance and execution of this Agreement will not result in a breach of any other contract to which it is a Party.

12.1.4 No Litigation. It is aware of no action, suit, inquiry or investigation instituted by any Third Party which questions or threatens the validity or enforceability of this Agreement.

12.1.5 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.

12.2 Kyowa Kirin’s Representations and Warranties. Kyowa Kirin hereby represents and warrants to Reata that as of the Effective Date Kyowa Kirin has no Knowledge of any pending filing, complaint, matter or action against or involving either Kyowa Kirin or its Affiliates with any Regulatory Authority that could be reasonably anticipated to have a material adverse effect on its ability to obtain Regulatory Approvals for the Licensed Products in any country or region of the Territory.

12.3 Reata’s Representations and Warranties. Reata hereby represents and warrants to Kyowa Kirin as of the Effective Date:

12.3.1 Reata Patent Rights; Licensed Technology. Reata owns, or has an exclusive license to, the Reata Patent Rights listed on Exhibit A, and Exhibit A is a complete list of all patents and patent applications owned or Controlled by Reata as of the Effective Date which claim or cover Licensed Compounds, or the manufacture or use thereof in the Territory. Reata does not own and has not licensed any intellectual property that in each case would otherwise qualify as Licensed Technology hereunder but for the fact that such intellectual property is not licensable to Kyowa Kirin hereunder and therefore not Controlled by Reata (i.e., due solely to such lack of Control despite owning or holding a license thereto, does not meet the definition of Licensed Technology).

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

12.3.2 Title; Encumbrances. Reata has sufficient legal and/or beneficial title, ownership or license, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or claims of any kind, of the Licensed Technology to grant the licenses to Kyowa Kirin as purported to be granted pursuant to this Agreement.

12.3.3 No Conflict. Reata has not granted any assignment, license, covenant not to sue, or other similar interest or benefit, exclusive or otherwise, to any Third Party relating to any patent, know-how or other proprietary right that conflicts with or limits the rights granted to Kyowa Kirin hereunder or which falls within the scope of the licenses granted in ARTICLE II.

12.3.4 Non-Infringement of Reata Technology by Third Parties. To its Knowledge, Reata is not aware of any activities by Third Parties that would constitute infringement or misappropriation of the Licensed Technology within the Territory.

12.3.5 Non-Infringement of Third Party Rights. To Reata’s actual knowledge, the development, manufacture, use and sale of RTA402 in the Field in the Territory does not actually infringe any existing patent of a Third Party, or misappropriate any trade secrets of a Third Party, however, Reata makes no representations or warranties with respect to patents or other information that was disclosed to Kyowa Kirin by Reata in connection with Kyowa Kirin’s due diligence review of RTA 402.

12.3.6 No Claims of Third Party Rights. Reata has not received any written notice, claim or demand from any person or entity (a) asserting that the research, development, manufacture, use and sale of any Licensed Product infringes a Third Party patent or misappropriates any trade secrets of a Third Party, or (b) challenging the validity, enforceability or ownership of any patents issued from the Reata Patent Rights

12.3.7 No Action or Claim. To Reata’s Knowledge, there are no actual, pending, alleged or threatened adverse actions, suits, claims, interferences or formal governmental investigations involving the Licensed Product, Licensed Compounds and/or the Licensed Technology by or against Reata, any of its Affiliates, distributors, licensees or contractors in or before any court, governmental entity or Regulatory Authority. In particular, to Reata’s Knowledge, there is no pending or threatened product liability action involving the Licensed Product.

12.3.8 Compliance. To Reata’s Knowledge, Reata, its Affiliates, distributors, licensees and contractors have performed in all material respects development work, including manufacturing, supply, packaging, and distribution of clinical supplies, in compliance with all Applicable Laws (including GMP); and there is no actual, pending, alleged or threatened adverse action of any Regulatory Authority or IRB, with respect to the Licensed Products, the Licensed Compounds, the Licensed Technology and/or any development work.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

12.3.9 Regulatory Materials. To Reata’s Knowledge, no Regulatory Authority has commenced or threatened to initiate any action or proceeding to refuse to file, reject, not approve, or withdraw any regulatory filings related to Licensed Compounds and/or Licensed Products, nor has Reata received any notice to such effect; and to Reata’s Knowledge, Reata is not in violation of any Applicable Laws that could reasonably be expected to form the basis for such an action.

12.3.10 Third Party Agreements. Exhibit B contains a complete list of all agreements under which rights to a Licensed Technology are granted, licensed or otherwise provided to Reata or its Affiliates as of the Effective Date (the “In-License Agreements”). All In-License Agreements and all other manufacturing, clinical trial and service agreements of Reata and its Affiliates relating to the Licensed Technology or Licensed Products are in full force and effect and no material breach has occurred thereunder (and Reata and its Affiliates, licensees and contractors have not received any notice of any such breach thereunder).

12.3.11 Licenses to Additional Dartmouth Patents. All patents and patent applications which (a) claim or, but for the licenses granted in this Agreement would be infringed by, Licensed Products or RTA 402, (b) are owned by Dartmouth College and/or University of Texas M.D. Anderson Cancer Center as of the Effective Date, and (c) were invented, generated or created under any agreements with Reata or otherwise subject to options or rights to license under such agreements (including [***] and corresponding PCT), have been exclusively licensed to Reata as of the Effective Date and are subject to the licenses granted to Kyowa Kirin hereunder.

12.3.12 License Compound Data. Reata has made available to Kyowa Kirin all material clinical and pre-clinical data and regulatory filings with respect to RTA 402 in Reata’s possession which data and filings Reata has provided, or is obligated to provide, to the FDA.

12.4 Limitation on Warranties; No Implied Warranties. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO AND EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO LICENSED PRODUCT, THE LICENSED TECHNOLOGY, THE REATA PATENT RIGHTS OR ANY OTHER SUBJECT MATTER OF THIS AGREEMENT, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. EXCEPT TO THE EXTENT EXPRESSLY PROVIDED FOR HEREIN, NOTHING IN THIS AGREEMENT WILL BE CONSTRUED AS A REPRESENTATION OR WARRANTY BY REATA THAT THE REATA PATENT RIGHTS OR THE LICENSED TECHNOLOGY IS NOT INFRINGED BY ANY THIRD PARTY OR THAT THE PRACTICE OF SUCH RIGHTS DOES NOT INFRINGE ANY PUBLISHED INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

ARTICLE XIII

OTHER COVENANTS AND AGREEMENTS

13.1 Compliance with Law.

13.1.1 Kyowa Kirin will comply with all Applicable Laws related to its Commercialization of the Licensed Products. Without limiting the generality of the foregoing, Kyowa Kirin will not promote any of the Licensed Products in a manner that would conflict with Applicable Law.

13.1.2 Kyowa Kirin will conduct all Medical Affairs Activities in a manner consistent with Licensed Product labeling, including all package inserts for Licensed Product, except to the extent otherwise required by Applicable Law, and will conduct all Medical Affairs Activities in accordance with Applicable Law.

13.1.3 Reata will comply with all Applicable Laws related to its development (including clinical and non-clinical studies), regulatory activities, marketing and sale of the Licensed Products. Without limiting the generality of the foregoing, Reata will not promote any of the Licensed Products outside the Territory in a manner that would conflict with Applicable Law.

13.2 Maintenance of Current License Agreements; No Inconsistent Rights. For the Term of this Agreement, Reata shall maintain its rights, and comply with its obligations, under any license agreements under which it receives rights or licenses to any of the Reata Patent Rights or other Licensed Technology that exist as of the Effective Date (including the Dartmouth License), including the payment of any fees or royalties due thereunder. Reata shall not terminate, modify or amend any such agreements, or any In-License Agreement, in a manner that would reduce, limit or restrict the rights and licenses granted to Kyowa Kirin hereunder (or in a manner that would increase any obligations of Kyowa Kirin hereunder). Reata shall promptly notify Kyowa Kirin regarding any notices of breach or termination received by Reata with respect to any license agreements under which Reata receives rights or licenses to any of the Reata Patent Rights or other Licensed Technology and shall reasonably consult with Kyowa Kirin with respect thereto. Without limiting the foregoing, if the Dartmouth License is terminated for any reason, Reata shall promptly notify Kyowa Kirin thereof and shall facilitate Kyowa Kirin becoming a successor to Reata under such Dartmouth License (in accordance with the terms and conditions thereof) if Kyowa Kirin so requests, provided that Kyowa Kirin, in its sole discretion consents in writing to be bound by all the terms and conditions of the Dartmouth License in the event of such termination. Reata covenants to Kyowa Kirin that, during the Term, it shall not grant a lien or other encumbrances on any of the subject matter of this Agreement or on any of Reata’s rights, benefits, or obligations hereunder or on any of the Licensed Technology, which would conflict with the rights or licenses granted to Kyowa Kirin under this Agreement.

13.3 Reata Restrictive Covenants. During the Term, Reata agrees that (a) it will not knowingly sell, market, develop or distribute any Licensed Product in the Territory for use in the Field (or, except as otherwise provided in Section 13.5, for use outside the Field) nor license or authorize any Affiliates or Third Parties to do so; (b) it will not appoint any Person, other than

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

Kyowa Kirin, as a licensee of Licensed Product in the Territory for use in the Field (or, except as otherwise provided in Section 13.5, for use outside the Field) during the Term; (c) it will not provide any Licensed Product to any Third Party or Affiliate if Reata has actual Knowledge or reasonably believes that such Third Party or Affiliate, either directly or indirectly, is selling, or intends to sell such Licensed Product inside the Territory; and (d) except as otherwise provided in Section 13.5, it will not develop any Licensed Product for indications outside the Field for sale in the Territory.

13.4 Kyowa Kirin Covenants. Kyowa Kirin agrees it will Commercialize the Licensed Products solely within the Territory for use in the Field pursuant to the authority, rights and licenses granted to Kyowa Kirin under this Agreement. Kyowa Kirin agrees and acknowledges that it has not been granted any rights to any Licensed Technology or Licensed Products under this Agreement outside of the Territory (except for limited right to manufacture or have manufactured Licensed Products outside the Territory in certain circumstances solely for use or sale of such Licensed Products within the Territory as provided for herein), and consequently Kyowa Kirin agrees that (except for such aforementioned limited manufacturing rights) during the Term it will not (a) Commercialize any Licensed Product outside of the Territory or within the Territory for sale by or for Kyowa Kirin outside of the Territory, (b) provide any Licensed Product to any Third Party or Affiliate if Kyowa Kirin has actual Knowledge or reasonably believes that such Third Party or Affiliate, either directly or indirectly, is selling, or intends to sell such Licensed Product outside the Territory; and (c) it will not Commercialize any Licensed Product in a manner intentionally directed for use of such Licensed Product outside the Field for sale anywhere in the world.

13.5 Coordination of Uses Outside the Field.

13.5.1 If either Party has an interest in developing any Licensed Product within the Territory for any indications outside the Field, then it will promptly provide written Notice to the other Party describing in reasonable detail the indication(s) outside the Field for which it is interested and other relevant information that is available. If the other Party is interested in pursuing the mutual development of Licensed Products for such additional indication(s), then the Parties will engage in good faith, exclusive negotiations related to such mutual development for such indication(s) within the Territory. Neither Party will be under any obligation to reach an agreement on such mutual development. If the Parties fail to reach a mutual agreement for such development of Licensed Product for such additional indication(s) for sale within the Territory, then neither Party will have the right to (and both Parties shall not) pursue the use, development or sale of the Licensed Products for such other indication(s) (or any other indication(s) outside the Field) in the Territory (whether by themselves or through Affiliates or Third Parties) or license or authorize Third Parties to do so, except as provided in Section 13.5.2.

13.5.2 If Reata or its Affiliates or licensees elects to initiate human clinical trials for Licensed Products for any indication(s) outside the Field outside the Territory, Reata shall notify Kyowa Kirin thereof and, at Kyowa Kirin’s option in its sole discretion, Kyowa Kirin may elect enter into good faith negotiations with Reata to add such indication(s) to the Indications hereunder. If Kyowa Kirin so elects, each Party will negotiate in good faith regarding such

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

additional consideration for such new indications (including new regulatory and sales milestone payments and royalties applicable to the new indications), but otherwise the terms and conditions of this Agreement will govern such new indications if added hereto through a mutually agreeable amendment.

13.5.3 Reata shall keep Kyowa Kirin reasonably informed through the JSC of material developments with respect to any pre-clinical development or plans for clinical development of Licensed Products for indications outside the Field outside the Territory.

13.6 Marketing Rights Outside of the Territory.

13.6.1 Rights of Notice and Negotiation. If Reata has an interest in licensing to any Third Party any rights to sell, market or distribute any Licensed Product outside of the Territory for use in the Field, then it will promptly provide written Notice to Kyowa Kirin describing the countries for which it is interested for such sales and marketing activities. [***]. If Reata receives an offer (which would include sending or responding to a term sheet or draft agreement) from a Third Party regarding any sales or marketing rights for Licensed Products outside the Territory, whether solicited or unsolicited, then Reata will inform Kyowa Kirin of its receipt of such offer (but will not be obligated to advise Kyowa Kirin of any of the terms or conditions of such offer), and will advise Kyowa Kirin of Reata’s anticipated timing of its consideration of such offer. Prior to entering into any license or similar agreement granting a Third Party rights (including an option, right of first refusal or similar right) to sell, market or distribute Licensed Products outside of the Territory for use in the Field, [***].

13.6.2 Consistency with this Agreement. In any event, if development and/or marketing, sales or other commercialization of Licensed Products in the Field outside the Territory is conducted by an Affiliate or licensee (or other collaboration partner) of Reata rather than Reata itself, Reata shall ensure that such arrangement is done in a manner that is consistent with this Agreement and in a manner that allows Reata to fully comply with its obligations hereunder. Reata will not be obligated to provide such licensee’s marketing or commercialization plan or other confidential information (except for any information expressly required to be shared under this Agreement) to Kyowa Kirin, and similarly, Reata will not provide Kyowa Kirin’s marketing or commercialization plan or other confidential information (except for any information expressly required to be shared under this Agreement) to such licensee. Further, in accordance with Section 10.2.2 herein, Reata shall not provide (directly or indirectly) to any Third Party licensee or collaboration partner outside of the Territory, a sublicense to any Kyowa Kirin Invention, unless that Third Party licensee or collaboration partner grants to Reata a reciprocal license to such licensee’s and partner’s inventions and discoveries with respect to Licensed Products which license is sublicenseable to Kyowa Kirin hereunder. For the avoidance of doubt, any non-clinical and clinical data and regulatory filings with respect to Licensed Products shall be made available (and as applicable, licensed) to Kyowa Kirin hereunder (under the terms and conditions of this Agreement) to the same extent as if directly made or generated by Reata.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

13.7 Third Party Licenses. In the event that either Party believes, in its reasonable discretion, that it is required to obtain a license from a Third Party under such Third Party’s patent(s) in order to manufacture, use, or sell Licensed Products for the Territory during the Term without infringing such patent(s), such Party shall notify the other Party and the Parties shall discuss the same in good faith. If Reata decides to obtain such license, Kyowa Kirin may elect (in its sole discretion) to take a sublicense thereto (if available to be negotiated) or to exclude such sublicense from the license granted hereunder (at any time). If Kyowa Kirin elects to take such a sublicense, unless and until subsequently disclaiming such sublicense hereunder by written notice to Reata, Kyowa Kirin will reimburse Reata [***]% of all payments made by Reata under such license to the extent such payments are directly attributable or reasonably allocable to the Territory, including royalties on sales in the Territory and an allocable portion of licensee fees and milestone payments (proportional to the size of the market in the Territory as compared to the size of the market outside the Territory), and all such reimbursement amounts shall be subject to the reduction of Sales Royalties under Section 7.4.2 (as described more fully below); provided that Reata shall not negotiate financial terms that are disproportionately allocated to the Territory in an unreasonable manner. For purposes of applying the foregoing to the reduction of Sales Royalties under Section 7.4.2, all such reimbursement amounts paid to Reata shall be treated as Third Party royalties under Section 7.4.2, and, to the extent such amounts are not applied to a reduction of Sales Royalties due to the absence of Sales Royalties at the time of such reimbursement payments to Reata or due to the [***]% cap in Section 7.4.2, any such unapplied amounts shall accrue and be used to reduce Sales Royalties in future periods until all such reimbursement amounts paid to Reata are applied to reduce Sales Royalties under Section 7.4.2. Reata will keep Kyowa Kirin reasonably informed of all material developments regarding negotiations with, and payments to, Third Parties regarding such reimbursable payments (and Reata shall provide Kyowa Kirin with at least one draft of any such agreements for review and comment prior to execution thereof, as well as a copy of the executed version of any such agreements, which copies may be redacted to remove commercial terms not relevant to the calculation of such offset, the scope of the license granted thereby or the terms and conditions applicable to sublicensees). All material matters relating to such Third Party reimbursable payments and calculations will be discussed in good faith between the Parties. Nothing herein shall restrict Kyowa Kirin from seeking, negotiating or obtaining any license from any Third Party; however, if Kyowa Kirin obtains a license to Third Party patents related to the Licensed Product without first following the procedures of this Section 13.7 (it being understood that if Reata does not obtain a sublicenseable license to such patents within [***] days of the first notice thereof, Kyowa Kirin’s subsequent entering into of a license thereto shall be deemed to be following the procedures of this Section 13.7), then Kyowa Kirin shall not be entitled to the royalty reduction provisions of Section 7.4.2 with respect to any royalties or other amounts paid under such license that was obtained without first following such procedures.

13.8 Compliance with Dartmouth License. Kyowa Kirin covenants that, with respect to its role and responsibilities as a sublicensee thereunder, it will not act in a manner that is inconsistent with Reata’s obligations under the Dartmouth License, as such agreement exists and was disclosed to Kyowa Kirin as of the Effective Date.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

13.9 Formal Notice of Identification of Backup Compound Required. In the event of a significant development failure of RTA 402, Reata (or its Affiliate or licensee, if authorized by Reata) may, in its sole discretion, elect to pursue development of an alternative compound. Any such compound will only be considered a Backup Compound under this Agreement upon Reata sending formal Notice to Kyowa Kirin designating that compound as a “Backup Compound” under this Agreement, such Notice to include information regarding the identity and clinical profile of such Backup Compound (“Notice of Identification of Backup Compound”). Reata agrees to provide a Notice of Identification of Backup Compound to Kyowa Kirin with respect to a given alternative compound promptly after Reata (or its Affiliate, licensee or collaboration partner) files an IND for such alternative compound. In all events, if there is a failure (or otherwise a decision to delay development) of RTA 402, and Reata (or its Affiliate, licensee or collaboration partner) subsequently files an IND for a compound in the RTA 402 Class, in the Field, then Reata shall designate such compound as a Backup Compound and provide a Notice of Identification of Backup Compound with respect thereto.

13.10 Performance Through Affiliates. Each Party may discharge any obligation and exercise any right hereunder through any of its Affiliates (without an assignment of this Agreement); provided that with respect to Kyowa Kirin, Section 2.1.2(a) shall apply with respect to Kyowa Kirin’s exercise of any of its licensed rights hereunder.

ARTICLE XIV

INDEMNIFICATION AND INSURANCE

14.1 Indemnity By Kyowa Kirin. Kyowa Kirin hereby agrees to defend, hold harmless and indemnify Reata and its Affiliates, agents, directors, officers and employees (the “Reata Indemnitees”) from and against any and all Third Party suits, claims, actions and proceedings and associated expenses (including court costs, legal expenses and attorneys’ fees) and damages and recoveries awarded with respect thereto (collectively “Losses”) incurred by a Reata Indemnitee in connection with any and all Third Party claims arising or resulting from: (a) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the representations, warranties, covenants or agreements made by Kyowa Kirin under this Agreement, or (b) any injury, damage or health complication suffered (or alleged to be suffered) as a result of the Commercialization of Licensed Product by or for Kyowa Kirin or its Permitted Sublicensees in the Territory, or Kyowa Kirin’s use of any Reata Trademarks in connection with any Commercialization of any Licensed Product in the Territory, except, in the case of either (a) or (b), to the extent such Losses arise from Reata’s breach of its representations, warranties or covenants under this Agreement or from Reata’s failure to supply Licensed Products hereunder in conformance with the Specifications therefore and in compliance with Applicable Laws (including GMP) and such failure could not have been identified or detected by Kyowa Kirin (or if applicable its Permitted Sublicensees) through its application of reasonable and customary quality assurance and quality control practices, or other inspections or activities required under Applicable Law with respect to such Licensed Products, prior to distribution of the Licensed Product in the Territory, but in any event REGARDLESS OF THE CAUSE OF OR REASON FOR ANY SUCH LOSS(ES), INCLUDING BREACH OF WARRANTY, STRICT LIABILITY, OR THE SOLE OR CONCURRENT NEGLIGENCE, WHETHER ACTIVE OR PASSIVE, OF THE PARTY INDEMNIFIED.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

14.2 Indemnity by Reata. Reata hereby agrees to defend, hold harmless and indemnify Kyowa Kirin and its Affiliates agents, directors, officers and employees (the “Kyowa Kirin Indemnitees”) from and against any and all any and all Losses incurred by a Kyowa Kirin Indemnitee in connection with any and all Third Party claims arising or resulting from (a) any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the representations, warranties, covenants or agreements made by Reata under this Agreement other than such Losses arising from Reata’s failure to supply Licensed Products hereunder in conformance with the Specifications therefore and in compliance with Applicable Laws (including GMP) where such failure could have identified or detected by Kyowa Kirin (or if applicable its Permitted Sublicensees) through its application of reasonable and customary quality assurance and quality control practices, or other inspections or activities required under Applicable Law with respect to such Licensed Products, prior to distribution of the Licensed Product in the Territory, or (b) any injury, damage or health complication suffered (or alleged to be suffered) as a result of the development, commercialization, use, promotion, marketing, distribution or sale of Licensed Product by or for Reata or its Affiliates or licensees outside the Territory, except, in the case of either (a) or (b), to the extent such Losses arise from Kyowa Kirin’s breach of its representations, warranties or covenants, but in any event REGARDLESS OF THE CAUSE OF OR REASON FOR ANY SUCH LOSS(ES), INCLUDING BREACH OF WARRANTY, STRICT LIABILITY, OR THE SOLE OR CONCURRENT NEGLIGENCE, WHETHER ACTIVE OR PASSIVE, OF THE PARTY INDEMNIFIED.

14.3 Procedure for Indemnification. If a Reata Indemnitee or a Kyowa Indemnitee (as the case may be, an “Indemnitee”) wishes to seek indemnification hereunder, such Indemnitee will inform the Party obligated to indemnify the Indemnitee hereunder (the “Indemnifying Party”) of the Third Party claim giving rise to the obligation to indemnify as soon as reasonably practicable after receiving Notice of such Third Party claim. The Indemnifying Party will have the right to assume and control the defense of any such Third Party claim for which it is obligated to indemnify the Indemnitee under this Agreement. The Indemnitee will cooperate with the Indemnifying Party (and its insurer) as the Indemnifying Party may reasonably request, and at the sole cost and expense of the Indemnifying Party. The Indemnitee will have the right to retain its own counsel, at the expense of the Indemnifying Party, if representation of such Indemnitee by the counsel retained by the Indemnifying Party would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other Party represented by such counsel. In all other cases, the Indemnitee will have the right to participate in such defense, subject to the Indemnifying Party’s control, using its own counsel at its own expense. The Indemnifying Party will have no obligation to indemnify any Indemnitee in connection with any settlement made without the Indemnifying Party’s prior written consent; provided, that the Indemnifying Party does not unreasonably withhold or delay any such written consent. The Indemnifying Party shall seek the prior written consent of the Indemnified Party for any settlement of a Third Party claim subject to indemnification hereunder (such consent to not be unreasonably withheld, delayed or conditioned) if such settlement would materially diminish or materially adversely affect the scope, exclusivity or duration of any intellectual property licensed under this Agreement, would require any payment by such Indemnified Party, would require an admission of legal wrongdoing in any way on the part of an Indemnified Party, or would effect an amendment of this Agreement

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

(otherwise, no such consent shall be required). If the Indemnifying Party does not assume and conduct the defense of the Third Party claim as provided above, (a) the Indemnitee may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the claim in any manner the Indemnitee may deem reasonably appropriate (and the Indemnitee need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party will remain responsible to indemnify the Indemnitee as provided in this ARTICLE XIV.

14.4 Insurance. Each Party will procure and maintain, at its sole cost and expense, comprehensive general liability insurance (which may be self insurance), including product liability insurance, with bodily injury, death and property limits and amounts of coverage consistent with industry standards, including contractual liability and product liability coverage. It is understood that such insurance will not be construed to create a limit of a Party’s liability with respect to its indemnification obligations hereunder. Each Party shall provide the other Party with written evidence of such insurance upon request.

ARTICLE XV

TERM AND TERMINATION

15.1 Term. The term (“Term”) of this Agreement will commence on the Effective Date and, unless earlier terminated as expressly provided below in this ARTICLE XV, will expire on the date that the Royalty Term has expired in all countries in the Territory.

15.2 Termination by Reata. Reata may terminate this Agreement upon the failure of Kyowa Kirin to pay any amount due hereunder, but solely in the event and after such failure continues for [***] days after Reata has provided Kyowa Kirin with written Notice of such failure, and (b) an additional [***] Business Days after Reata has provided Kyowa Kirin with a second written Notice with respect to such failure (but no such termination shall occur if Kyowa Kirin cures such failure prior to the end of such additional three-Business Day period), and in any event subject to Section 15.5. If the failure to pay at issue is specific to China or Japan and provided that such failure to pay does not materially and adversely affect any other country in the Territory or this Agreement as a whole, Reata’s right to terminate under this Section 15.43 shall be either to terminate the Agreement just as to China or Japan, or to terminate the Agreement as a whole.

15.3 Termination by Kyowa Kirin At Will. Kyowa Kirin shall have the right to terminate this Agreement in its entirety, or solely with respect to a given country or countries in the Territory, for any or no reason, upon [***] days prior written notice to Reata.

15.4 Termination by Either Party for Breach or Insolvency. Either Party will have the right to terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

15.4.1 Upon the material breach of any representations, warranties or obligations by the other Party if the breaching Party has not cured such breach within [***] day after written Notice thereof (describing such breach in reasonable detail) by the non-breaching Party; and

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

15.4.2 Immediately upon written Notice, if the other Party has filed a petition in bankruptcy, or if an involuntary petition in bankruptcy has been filed against the other Party and such petition will not be dismissed within sixty (60) days, or if a receiver or guardian has been appointed for the other Party, or upon or after the cessations of operations of the other Party.

Notwithstanding the foregoing, in the event the alleged breach in question under Section 15.4.1 is not reasonably capable of cure within the foregoing [***] days, the breaching Party may submit a reasonable cure plan prior to the end of such initial [***] day period, in which case, the other Party shall not have the right to terminate under this Section 15.4 with respect to such alleged breach for so long as the breaching Party is diligently implementing such cure plan, provided, however, that if the breaching Party fails to cure such breach (even if diligently implementing a cure plan) within [***] from the date of the written notice identifying the material breach in reasonable detail, then the non-breaching Party may terminate under this Section 15.4 upon expiration of the [***] period. If the material breach at issue is specific to a country and provided that such material breach does not materially and adversely affect any other country in the Territory or this Agreement as a whole, each Party’s right to terminate under this Section 15.4 shall be limited to the termination of this right with respect to such country.

15.5 Disputes Over Right to Terminate. With respect to efforts to terminate this Agreement for non-payment, breach, insolvency or otherwise under Sections 15.2 or 15.4, if the alleged breaching Party (which includes Kyowa Kirin for alleged non-payment under Section 15.2 or insolvency under Section 15.4.2) disputes in good faith the existence of a breach specified in a Notice provided by the other Party and/or the right to terminate this Agreement, then the non-breaching Party shall not have the right to terminate this Agreement hereunder unless and until the arbitrator(s), in accordance with ARTICLE XVI, has determined that the alleged breaching Party has materially breached this Agreement and until such Party fails to cure such breach within [***] days following such decision of such arbitrator(s) (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] days following such decision of such arbitrator(s)). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder.

15.6 Effect of Expiration or Termination of this Agreement for Any Reason. Upon the expiration or termination of this Agreement by either Party for any reason, the following provisions will apply:

15.6.1 Each Party will return the originals and any copies of the other Party’s Confidential Information; provided, that, each Party may retain copies of any Confidential Information that is subject to a continuing license hereunder and one copy of the other Party’s Confidential Information in possession of its legal counsel for the purposes of monitoring its obligations hereunder and exercising any surviving rights and complying with Applicable Laws;

15.6.2 Neither Party will be relieved of any liability or obligation of such Party that accrued, or which arose during or relates to any period, prior to the effective date of such termination, including any payment obligations; and

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

15.6.3 The provisions of ARTICLE I, ARTICLE XI, ARTICLE XIV (excluding Section 14.4), ARTICLE XVI, and ARTICLE XVII, and Sections 9.2 (solely for the limited period provided for therein), 9.3 (solely for the limited period provided for therein), 10.2, 15.6, 15.7, and 15.8, and 15.10 as applicable will survive any expiration or termination of this Agreement and remain in full force and effect in accordance with their terms.

15.7 Effect of Expiration at End of Royalty Term. If this Agreement expires as provided for in Section 15.1, then the following shall apply:

15.7.1 After expiration of this Agreement, Kyowa Kirin shall have an exclusive, royalty-free license, under the Licensed Technology to research, develop, use, sell, offer for sale, import, and export (and to have such actions taken on its behalf by its agents, contractors, service providers or authorized representatives in accordance with this Agreement) Licensed Compounds and Licensed Products in the Field in the Territory, and furthermore:

15.7.1.1 Any sublicenses granted under Section 2.1.2 prior to such expiration shall survive such expiration and Kyowa Kirin shall have the right to grant further sublicenses after such expiration in accordance with Section 2.1.2.

15.7.1.2 Kyowa Kirin’s manufacturing rights under Section 2.1.3 shall survive such expiration.

15.7.1.3 Any license to Kyowa Kirin to Product Trademarks under Section 2.5 shall survive such expiration.

15.7.2 The Parties obligation under the following provisions of this Agreement shall continue so long as the Licensed Product is Commercialized by Kyowa Kirin:

15.7.2.1 Sections 4.2, 5.4, and 5.5 (with respect to sharing of certain data and information regarding the Licensed Products); and

15.7.2.2 Section 8.3.3.

15.8 Effect of Certain Terminations. Upon the termination of this Agreement by Reata pursuant to Section 15.2, by Kyowa Kirin pursuant to Section 15.3 or by Reata for breach or insolvency by Kyowa Kirin pursuant to Section 15.4, the following provisions of this Section 15.8 will apply (in addition to the provisions of Section 15.6). To the extent any such early termination concerns only a specific country or countries, the following shall apply solely with respect to such country(ies) and the Agreement shall otherwise remain in effect in accordance with its terms for all non-terminated countries:

15.8.1 The rights and licenses granted by Kyowa Kirin to Reata hereunder will terminate;

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

15.8.2 Kyowa Kirin will immediately (a) cease conducting any Commercialization activities with respect to Licensed Product, and (b) discontinue making any representation regarding its status as a licensee or distributor of Reata in the Territory for Licensed Product, subject, in either such case, to requirements of Applicable Laws and to a reasonable wind-down and transition period (not to exceed [***] days);

15.8.3 Kyowa Kirin will grant to Reata as of the effective date of the termination an exclusive sublicenseable license to use the Product Trademarks that were actually used during the Term in the Commercialization of Licensed Product in the Territory (and Reata shall thereupon be fully responsible for all costs and expenses of, and shall have the right to control, the prosecution, maintenance, defense and enforcement of such Product Trademarks).

15.8.4 Kyowa Kirin will promptly (but in any event subject to Applicable Laws):

(a) transfer to Reata or Reata’s designee all Regulatory Filings and Regulatory Approvals owned by Kyowa Kirin for the Commercialization of Licensed Products, if such transfer is possible, or, if such transfer is not possible, then at Reata’s discretion (i) withdraw any such Regulatory Filings and Regulatory Approvals for the Commercialization of Licensed Products in its name and take all actions necessary or useful to support Reata’s or Reata’s designee’s submission of Regulatory Filings and the achievement of Regulatory Approvals in the name of Reata or Reata’s designee with respect to the Commercialization of Licensed Products or (ii) provide Reata with access to, and grant Reata the right and license to use and to reference, such Regulatory Filings and Regulatory Approvals then in its name applicable to the Commercialization of Licensed Products;

(b) provide Reata with copies of all material correspondence between Kyowa Kirin and Regulatory Authorities with respect to such Regulatory Filings and Regulatory Approvals for Licensed Products any and all other clinical and non-clinical data, records and tabulations, in all such cases with respect to Licensed Products, that Kyowa Kirin holds as of the date of termination with respect to Licensed Products;

(c) assign to Reata all agreements specific to the conduct of clinical trials for Licensed Product (to the extent assignable and excluding any such agreements that also involve clinical trials for other Kyowa Kirin products that are not Licensed Products), including agreements or contracts with contract research organizations, clinical sites and investigators, between Kyowa Kirin and any Third Party, subject to any consent required by such Third Party, which consent Kyowa Kirin will use Commercially Reasonable Efforts to obtain on behalf of Reata; and

(d) provide Reata with copies of all reports and data obtained by Kyowa Kirin or its Affiliates pursuant to this Agreement (solely to the extent in Kyowa Kirin’s possession or Control as of the date of termination and solely to the extent not previously provided to Reata) regarding the Commercialization of Licensed Products, including any Kyowa Kirin Clinical Data not already provided to Reata hereunder. Kyowa Kirin hereby acknowledges and agrees that Reata will not be obligated to treat any information received pursuant to this Section 15.8.4(d) as Kyowa Kirin Confidential Information and may use such information, data and Know-How for any purpose at Reata’s discretion.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

As promptly as possible after any such termination, Kyowa Kirin will execute any and all documents of any Regulatory Authorities, so as to allow Reata to make immediate use of any data, records, and Regulatory Filings transferred by Kyowa Kirin to Reata pursuant to this Section 15.8.4.

15.9 Remedies Cumulative and Nonexclusive. All of the non-breaching Party’s remedies will be cumulative, and the exercise of one remedy hereunder by the non-breaching Party will not be deemed to be an election of remedies.

15.10 Rights In Bankruptcy.

15.10.1 In case of termination by Reata pursuant to Section 15.4.2 based on Kyowa Kirin becoming an “insolvent party” (hereinafter “Insolvent Party”) as defined under applicable bankruptcy law, Reata’s rights under this Agreement will include, without limitation, those rights afforded by 11 U.S.C. § 365(n) of the United States Bankruptcy Code (“USBC”) and any successor thereto, if applicable. If the bankruptcy trustee of the Insolvent Party as a debtor or debtor-in-possession rejects this Agreement under 11 U.S.C. § 365(o) of the USBC, Reata may elect to retain its rights licensed from the Insolvent Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 U.S.C. § 365(n) of the USBC, and any other relevant laws. The same will apply under any similar provisions of Japanese law, mutatis mutandis.

15.10.2 In case of termination by Kyowa Kirin pursuant to Section 15.4.2 based on Reata becoming an Insolvent Party, Kyowa Kirin’s rights under this Agreement will include, without limitation, those rights afforded by 11 U.S.C. § 365(n) of the USBC. If the bankruptcy trustee of the Insolvent Party as a debtor or debtor-in-possession rejects this Agreement under 11 U.S.C. § 365(o) of the USBC, Kyowa Kirin may elect to retain its rights licensed from the Insolvent Party hereunder (and any other supplementary agreements hereto) for the duration of this Agreement and avail itself of all rights and remedies to the full extent contemplated by this Agreement and 11 U.S.C. § 365(n) of the USBC, and any other relevant laws. The same will apply under any similar provisions of Japanese law, mutatis mutandis.

ARTICLE XVI

DISPUTE RESOLUTION

16.1 Disputes. The Parties recognize that disagreements as to certain matters may from time to time arise out of this Agreement. Parties agree that such disagreements are to be governed in accordance with this ARTICLE XVI. Disagreements that are claims, counterclaims, demands, causes of action, disputes or controversies both arising out of this Agreement and related to the performance, enforcement, breach or termination of this Agreement are each, a “Dispute.” For the avoidance of doubt, Dispute does not include any claims, counterclaims, demands, causes of action, disputes or controversies regarding a Party’s use of any intellectual property rights of the other Party, where such use is not expressly granted by the licenses hereunder, including (with respect to uses by Kyowa Kirin) any such use outside of the Territory.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

16.2 Informal Negotiation. It is the objective of the Parties to establish procedures to facilitate the resolution of Disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree that Disputes will be discussed first by the Chief Executive Officer of Reata and the Chief Operating Officer of Kyowa Kirin (or an executive officer of either Party designated by such Chief Executive/Operating Officer). Either Party may, by written Notice to the other Party, have a Dispute referred to its respective Chief Executive/Operating Officer (or executive officer designee, if applicable) for attempted resolution by good faith negotiations within [***] days after such Notice is received. If the Chief Executive/Operating Officers (or designees if applicable) are not able to resolve such Dispute within such [***] day period, either Party may pursue the resolution of the issue pursuant to Section 16.3.

16.3 Mediation. Subject to Section 16.1 and 16.2, if a Dispute remains unresolved, either Party may submit that Dispute to mediation administered by the International Chamber of Commerce (“ICC”) in accordance with the ICC ADR Rules (the “Mediation Rules”). Unless otherwise agreed by the Parties, the mediator will be selected in accordance with the Mediation Rules within ten (10) days of the initiation of mediation. If the Parties are unable to resolve such controversy or claim within thirty (30) days following the date on which such mediator is first available, or within such other period as the parties may agree in writing, either Party may declare the mediation procedure terminated and refer the Dispute to arbitration pursuant to this ARTICLE XVI.

16.4 Agreement to Arbitrate. If the Parties fail to resolve any Dispute pursuant to Sections 16.2 and 16.3, either party may submit that Dispute for final resolution by binding arbitration administered by the International Chamber of Commerce in accordance with its Rules of Arbitration (the “Rules”) then in force, to the extent such Rules are not inconsistent with the provisions of this Agreement. Each Party irrevocably stipulates that this Section 16.4 will satisfy the requirements for an agreement in writing pursuant to Article II of the United Nation Convention on the Recognition and Enforcement of Foreign Arbitral Awards, done at New York on June 10, 1958. Each Party irrevocably stipulates that this Agreement and the relationship created thereby is commercial and that this provision constitutes an agreement in writing to arbitrate for an international commercial dispute.

16.5 Number and Appointment of Arbitrators. Except as provided by this clause, the appointment and confirmation of the arbitrators shall be made in accordance with the relevant provisions of the Rules. The arbitral tribunal shall be composed of three arbitrators (the “Tribunal”) to be appointed in accordance with the Rules, except as expressly provided for herein. Each Party shall select one (1) arbitrator from the list of available ICC arbitrators and such arbitrators shall jointly appoint the third arbitrator who shall act as the chairman of the Tribunal (the “Chairman”). In the event any arbitrator becomes unable to serve, that arbitrator will be replaced in the same manner in which he or she was appointed. If either Party fails to appoint an

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

arbitrator within thirty (30) days of the initiation of arbitration, the other Party may request the ICC to appoint such co-arbitrator (for the non-responsive Party). Such appointment shall be binding on the Parties. If the arbitrators selected by the Parties cannot agree on a Chairman within thirty (30) days after they have been selected, then either Party may request that the ICC to appoint the Chairman.

16.6 Conduct of Arbitration. The arbitration shall be conducted and the award rendered in the English language. The Parties agree that discovery and evidence in the arbitration shall be governed by the International Bar Association Rules on the Taking of Evidence in International Commercial Arbitration then in force to the extent such rules are not inconsistent with the provisions of this Agreement or the Rules. Responses or objections to a document request will be served ten (10) days after receipt of the request. The Tribunal shall resolve any discovery disputes. If a Party fails or refuses to comply with an order for discovery, the Tribunal may take that failure into account when deciding the issues and may infer that the documents not produced would have supported the opposing Party’s claims. Nothing herein will prevent the Parties from settling any dispute by mutual agreement at any time.

16.7 Place of Arbitration. The arbitration shall be held at the location to which the Parties agree; if the Parties cannot agree to an arbitration location, the arbitration shall be held in northern California, at a location mutually established by the Parties, or failing such agreement, in San Francisco, California.

16.8 Powers of the Arbitrators, Limitations on Remedies. The Tribunal shall have the power to award all remedies available under the Applicable Law, by a vote of at least two of the three arbitrators. The Tribunal shall not decide the Dispute ex aqueo et bono or as amiable compositeur or by reliance on any other doctrine or principle that would permit the Tribunal to avoid the application of this Agreement and/or the governing law. The Tribunal shall not have the authority to modify or amend any term or provision of this Agreement.

16.9 Arbitration Award. The Tribunal shall make all reasonable efforts to render a written, reasoned decision within forty-five (45) days following the closing of the hearing. The decision of the Tribunal shall be final and binding on the Parties, and judgment upon the decision may be confirmed in, and judgment upon the award entered by, any court having jurisdiction over the Parties.

16.10 Confidentiality. Except to the extent necessary for proceedings relating to enforcement of the arbitration agreement, the award, or other related rights of the Parties, the fact of the arbitration, the arbitration proceeding itself, all evidence, written statements or other documents exchanged or used in the arbitration and the Tribunal’s award shall be maintained in confidence by the Parties to the fullest extent permitted by law. However, a violation of this covenant shall not affect the enforceability of this agreement to arbitrate or of the Tribunal’s award.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

16.11 Costs. Each Party shall bear its own costs and expenses in connection with any Dispute resolution under this ARTICLE XVI and shall share equally the fees, costs and expenses of the Tribunal and related Third Party arbitration expenses. Notwithstanding the foregoing, the prevailing Party may, as determined by the Tribunal under the circumstances, be awarded its attorneys’ fees, costs and expenses of the arbitration, including the arbitrators’ fees and expenses, in full. The Tribunal may also fix such costs and expenses proportionate to the extent each Party prevails in the arbitration, as the circumstances may warrant. If a Party fails to proceed with arbitration, unsuccessfully challenges the arbitration award, or fails to comply with the arbitration award, the other Party is entitled to costs, including reasonable attorneys’ fees and disbursements, for having to compel arbitration or defend or enforce the award.

16.12 Injunctive or Other Interim Relief. Notwithstanding the provisions of this ARTICLE XVI, the Parties agree that irreparable harm might accrue with respect to a Dispute absent a temporary injunctive or other interim relief and the Parties therefore shall have the right to seek such injunctive or interim relief in a court of competent jurisdiction pending the outcome of Dispute resolution hereunder. In the event interim or injunctive relief is sought by a Party as to a Dispute, and a court of competent jurisdiction grants such interim or injunctive relief, the Parties shall continue to be bound under this ARTICLE XVI to resolve by arbitration such Dispute that is the subject of interim or injunctive relief.

16.13 Continued Performance. Pending resolution of any Dispute covered by this ARTICLE XVI, both Parties will continue their performance under this Agreement of any obligations (including payment obligations) that are not the subject of such Dispute.

16.14 Governing Law; Jurisdiction; Venue. Resolution of all Disputes arising out of or related to this Agreement or the performance, enforcement, breach or termination of this Agreement and any remedies relating thereto, shall be governed by and construed under the substantive laws of the State of Delaware, U.S.A., without reference to any choice of law principles thereof that would cause the application of the laws of a different jurisdiction. Without limiting the exclusivity of the alternative dispute resolution provisions of Sections 16.1 through 16.11 (including the arbitration of all unresolved Disputes under Section 16.4), the Parties consent to the non-exclusive personal jurisdiction and venue of the federal and state courts located in Delaware, U.S.A., solely for effectuating the provisions of Sections 16.9 and 16.12.

16.15 Separability and Survival of the Agreement to Arbitrate. The provisions of this agreement to arbitrate are independent of the remaining provisions of this Agreement and the Parties intend that the remaining provisions shall continue in effect even though one or more of the provisions of the Agreement shall be determined to be null and void. This agreement to arbitrate shall also survive the termination or expiration of this Agreement.

ARTICLE XVII

OTHER PROVISIONS

17.1 Non-Solicitation of Employees. During the Term, neither Party nor its Affiliates shall, directly or through its representatives or agents, solicit for employment or hire any officer, director, or employee of the other Party or its Affiliates with whom it has had contact in connection with, or who otherwise is known by it to participate in, the subject matter of this Agreement or the

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

development of a Licensed Compound or a Licensed Product; provided, however, a Party shall not be prohibited from soliciting and hiring through general public advertisement or other solicitation that is not directed toward the employees of the other Party, and a Party may hire any former employee of the other Party as long as the discussions with the former employee are initiated after termination of employment by the other Party.

17.2 Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement, other than the obligation to make monetary payments, and neither Party will be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides Notice thereof to the other Party. Such excuse will be continued so long as the condition constituting a force majeure event continues and the nonperforming Party uses reasonable efforts to remove the condition. For purposes of this Agreement, a force majeure event will include conditions beyond the reasonable control and without the fault of a Party, such as an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, an act of terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, inability to procure necessary raw materials in a commercially reasonable manner or default of suppliers or sub-contractors; provided, however, the payment of invoices due and owing hereunder may not be delayed by the payor because of a force majeure affecting the payor.

17.3 Exclusions of Consequential Damages. EXCEPT IN THE CASE OF A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES OF THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAD PRIOR NOTICE THEREOF.

17.4 Assignment. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement in its entirety without such consent, to any of its Affiliates, to any purchaser of all, or substantially all, of its assets or to any successor corporation resulting from any merger, consolidation, share exchange, or other similar transaction, and provided further that either Party may assign or sell its rights to receive any amounts due hereunder. This Agreement will inure to the benefit of Kyowa Kirin and Reata and their respective successors and permitted assigns. Any assignment of this Agreement that is not made in accordance with this Section 17.4 shall be null and void and of no legal force or effect.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

17.5 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) frustrates the purpose of this Agreement (in which case the Parties will attempt to replace such invalidated provision with an enforceable provision that most clearly implements such purpose). The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) that, insofar as practical, implement the purposes of this Agreement.

17.6 Notices. All notices, consents, approvals and other legally operative communications that are required or permitted hereunder (“Notice”) will be in writing in the English language and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

Reata Pharmaceutical, Inc.

2801 Gateway Drive, Suite 150

Irving, Texas 75063

Attention: Business Development Department

Tel: (972) 865-2219

Fax: (800) 998-3206

Kyowa Hakko Kirin Co., Ltd.

1-6-1 Ohtemachi

Chiyoda-ku, Tokyo, 100-8185, Japan

Attention: Business Development Department

Tel: +81-3-3282-0093

Fax: +81-3-3282-0107

or to such other address as the Party to who Notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication will be deemed delivered (i) if sent by mail, as aforesaid, on the date upon which the return receipt is signed or delivery is refused or the Notice is designated by the postal authorities as not deliverable, as the case may be, (ii) if sent by facsimile, as aforesaid, when sent (with confirmation of receipt), and (iii) if sent by courier or hand delivered, as aforesaid, when received. The cost of any translation into English of any communication, document or Notice will be borne solely by the Party providing such communication, document or Notice.

17.7 Entire Agreement; Amendments. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. Except as expressly set forth in this Agreement, this Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties.

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

17.8 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

17.9 Independent Contractors. It is expressly agreed that Reata and Kyowa Kirin will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither Reata nor Kyowa Kirin will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other, without the prior consent of the other Party.

17.10 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

17.11 Counterparts. This Agreement may be executed in identical duplicate copies exchanged by facsimile transmission. The Parties agree to execute two identical original copies of this Agreement after exchanging signed facsimile versions. Each identical counterpart will be deemed an original, but all of which together will constitute one and the same instrument.

17.12 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement will be construed against the drafting Party will not apply.

17.13 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, nothing herein expressed or implied is intended or will be construed to confer upon or to give to any Third Party any rights or remedies by reason of this Agreement. Except as otherwise expressly provided in this Agreement, there are no intended Third Party beneficiaries under or by reason of this Agreement.

17.14 Further Assurances. Upon the other Party’s request hereunder, each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

17.15 Construction of Agreement. Unless context otherwise clearly requires, whenever used in this Agreement: (i) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation;” (ii) the word “day” or “year” means a calendar day or calendar year unless otherwise specified; (iii) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other legally operative communications contemplated under this Agreement; (iv) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement (including all Exhibits); (v) the word “or” shall be construed as the inclusive meaning identified with the phrase “and/or;” (vi) provisions that require that a Party, the Parties or any committee or team hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (vii)

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

words of any gender include the other gender; (viii) references to any specific Applicable Law or article, section or other division thereof shall be deemed to include the then-current amendments thereto or any replacement Applicable Law thereof; and (ix) references to either Party include the successors and permitted assigns of that Party. If the terms of this Agreement conflict with the terms of any Exhibit, then the terms of this Agreement will govern.

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

IN WITNESS WHEREOF, the Parties have executed this License Agreement to be effective as of the Effective Date.

KYOWA HAKKO KIRIN CO., LTD.		REATA PHARMACEUTICALS, INC.

By:	/s/ Yazuru Matsuda	By:	/s/ J. Warren Huff
Name:	Yazuru Matsuda	Name:	J. Warren Huff
Title:	Executive Director of the Board	Title:	President and
	President and Chief Executive Officer		Chief Executive Officer

Date:	Dec. 24 2009	Date:	Dec. 23, 2009

Signature Page

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

EXHIBIT A

Reata Patent Rights

“Reata Patent Rights” shall include the following patents and applications:

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Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.

Execution Version

EXHIBIT B

Third Party License Agreements

1.	The Dartmouth License (as defined in Section 1.1.13).

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. These redacted terms have been marked in this exhibit with three asterisks [***]. An unredacted version of this exhibit has been separately filed with the Securities and Exchange Commission.